As filed with the Securities and Exchange Commission on August 6, 2019.

Registration No. 333-232047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

High Sierra Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	2833	84-1344320
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1495 Ridgeway Drive, Suite 230A, Reno, Nevada 89519

(775) 224-4700

(Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Offices))

Corporation Service Company

1900 W. Littleton Boulevard

Littleton, CO 80120

(866) 403-5272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert N. Wilkinson, Esq.

Anderson, Call & Wilkinson, P.C.

110 So. Regent Street, Suite 200

Salt Lake City, Utah, 84111

Telephone No.: (801) 521-3434

Facsimile No.: (801) 220-0625

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

1

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  Check one:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value per share, to be registered as part of the Primary Offering (as hereinafter defined)	3,500,000	(2)	$2.50	(2)	$8,750,000	$1,060.50
Common Stock, no par value per share , to be registered as part of the Secondary Offering by Selling Stockholders (as hereinafter defined)	2,500,500	(3)	$2.50	(3)	$6,251,250	$757.65
TOTAL	6,000,500		$2.50		$15,001,250	$1,818.15

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3)

This offering price has been arbitrarily valued and bears no relationship to any objective criterion of value. There is no current public market for the securities. Therefore, the Registrant believes that it is impossible to estimate the filing fee in accordance with Rule 457(c) under the Securities Act of 1933. As such, for the purposes of calculating the registration fee under Rule 457(a), the Registrant has valued the common stock to be offered and sold by the Selling Stockholders at the same price as the Primary Offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 25, 2019

3,500,000 SHARES OF COMMON STOCK OFFERED BYHIGH SIERRA TECHNOLOGIES, INC.

2,500,500 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the primary public offering of the common stock of High Sierra Technologies, Inc., a Colorado corporation (“High Sierra,” the “Company,” “we,” “us,”  “our” and words of similar import), in which we are offering a maximum of 3,500,000 shares of our common stock, and (ii) the resale by certain Selling Stockholders of High Sierra of up to 2,500,500 shares of common stock held by Selling Stockholders of High Sierra. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our primary public offering, we are offering for sale a total of 3,500,000 shares of common stock at a fixed price of $2.50 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The primary offering is being conducted on a “best efforts” basis.  Although, at this time, we do not have any commitments from any broker dealers to sell our securities, registered broker dealers may sell shares in the primary offering, and they may be paid commissions of up to seven percent (7.0%) of the gross proceeds that they raise from the shares that they sell, and receive an option to purchase unregistered shares of the Company’s common stock equal to six percent (6.0%) of the amount of shares which they sell in the offering.  The option(s) would be exercisable over a four year time period at the exercise price of $2.50 per share.  In addition, our management may attempt to sell the shares. This prospectus permits our Chief Executive Officer and President, Vincent C. Lombardi, and our Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer, Gregg W. Koechlein, to sell the shares directly to the public, with no commission or other remuneration payable to either of them for any shares each may sell.  Mr. Lombardi and Mr. Koechlein may sell the shares and intend to offer them to friends, family members and business acquaintances.   In offering the securities on our behalf, Mr. Lombardi and Mr. Koechlein will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shares will be offered at a fixed price of $2.50 per share for the duration of the offering, which is a maximum period of 16 months from the effective date of this prospectus.  Mr. Lombardi and Mr. Koechlein who are our executive officers and directors, collectively own as a group 11,800,000 shares, or approximately 57.87%, of our outstanding common stock.  If all 3,500,000 shares offered by us in the primary offering are sold, Mr. Lombardi and Mr. Koechlein collectively as a group will own approximately 49.81% of all outstanding shares immediately following the offering.  Depending on the number of shares sold by us in the primary offering, Mr. Lombardi and Mr. Koechlein collectively as a group will own between 49.81% and 57.87% of all outstanding shares immediately following the offering and will have that same percentage of the voting power. Our directors as a group may be able to control the vote of the stockholders.  See “Risk Factors - Our Directors own approximately 57.87% of our outstanding common stock and accordingly, may have control over stockholder matters, our business and management” on page 14.

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

All 2,500,500 shares registered for sale by the Selling Stockholders were issued on or after December 31, 2018 when the Company was no longer a shell company.  Selling Stockholders must sell their shares at a fixed price of $2.50 per share for the duration of the primary offering until the Company has sold all of the 3,500,000 shares we are offering or until the Company has removed from registration any unsold shares not sold in the primary offering.  Thereafter, the Selling Stockholders may sell their shares of common stock in any trading market which develops for our shares, at which time they may sell the shares at the prevailing market prices or at privately negotiated prices.  If the Selling Stockholders were to sell all 2,500,500 secondary offering shares at the fixed price of $2.50 per share, the Selling Stockholders would realize gross proceeds of $6,251,250. Because it is impossible to estimate the total amount of any sales commissions or other costs associated with such sales, it is impossible to estimate the net proceeds to be received by the Selling Stockholders in such a case. Because future market prices are currently unknown, it is impossible to determine the Selling Stockholders' net proceeds if all of their shares of common stock are sold. Each of the Selling Stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are an “emerging growth company “under federal securities laws and will be subject to reduced public company reporting requirements. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page 7 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire prospectus and any amendments or supplements we provide carefully.

The date of this prospectus is _______________, 2019

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company", "we", "our", "us” refer to High Sierra Technologies Inc., a Colorado corporation, unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Business Development

We were incorporated in the State of Colorado on May 9, 1996, with an authorized capital of 55,000,000 shares, comprised of 50,000,000 shares of common stock, and 5,000,000 shares of non-voting preferred stock, both with no par value per share.  We were formed for the primary purpose of engaging in the business of marine transportation and to provide ocean going shipping of goods internationally.  Our initial proposed business operations were unsuccessful, and we had no material business operations from 1996 through December 31, 2018.

On December 31, 2018 (the “Closing Date” or “Closing”), we entered into a Share Exchange Agreement (the “Agreement”) with High Sierra Technologies, Inc., a Nevada corporation (“High Sierra Nevada”) and all of the shareholders of High Sierra Nevada, pursuant to which we acquired 100% of the issued and outstanding shares of common stock of High Sierra Nevada (the “Share Exchange” or “Acquisition”).  The Acquisition of High Sierra Nevada was consummated on the same date, and High Sierra Nevada is now a wholly-owned subsidiary of the Company. As consideration for the Share Exchange, we issued a total of 15,433,025 shares of our common stock to the High Sierra Nevada shareholders, which represented approximately 76.44% of the 20,189,642 issued and outstanding shares of our common stock immediately following the Acquisition.

The Share Exchange has been treated as a recapitalization of the Company for financial accounting purposes. High Sierra Nevada is considered the acquirer for accounting purposes, and our historical financial statements before the Share Exchange have been replaced with the historical financial statements of High Sierra Nevada.

In connection with the Acquisition of High Sierra Nevada, we also issued 1,087,525 shares of our common stock to Michael Vardakis, the former President and a former director of the Company, for a cash payment of $21,750, an additional 120,000 shares of our common stock to Melissa Ladakis, the former Secretary and director of the Company, for services rendered which were valued at $0.02 per share, 30,000 shares of our common stock to Lynette Kelch, for services rendered which were valued at $0.02 per share; and 1,800,000 shares of our common stock to Biored, N.V., a Belgian corporation (“Biored”). Biored loaned the Company $500,000 in early June 2018 at five percent (5.0%) interest per annum. Biored converted the principal amount of its loan ($500,000) and accrued interest of approximately $14,500 to the 1,800,000 shares of our common stock which it received, at a conversion price of approximately $0.2858 per share.

The Agreement provided that at the Closing the Company would cause its Board of Directors to elect Vincent C. Lombardi to the Company’s Board of Directors to serve together with Michael Vardakis, that the pre-Closing officers of the Company (Michael Vardakis and Melissa Ladakis) would resign, and that the Board of Directors would appoint Vincent C. Lombardi as Chief Executive Officer and President, and Gregg W. Koechlein as the Chief Operating Officer, Chief Financial Officer, General Counsel, Secretary and Treasurer of the Company.  This all occurred on the Closing Date.  On March 25, 2019 following the shareholder meeting, Michael Vardakis resigned as a director of the Company.  On March 26, 2019, Vincent C. Lombardi, as the only remaining director of the Company, appointed Gregg W. Koechlein as a director of the Company to fill the vacancy left by Mr. Vardakis’ resignation.

Effective April 1, 2019, the Company’s name was changed from Gulf & Orient Steamship Company, Inc. to High Sierra Technologies, Inc.

Since the Closing of the Acquisition on December 31, 2018, our business efforts have been focused on the business of our High Sierra Nevada subsidiary. Our High Sierra Nevada was incorporated in the State of Nevada in August of 2018. It was formed with the intention that it would become the assignee, owner and licensor of certain Intellectual Property that was, prior to assignment, the property of Vincent C. Lombardi, Ph.D. (the “Intellectual Property”) who is an officer, director and co-founder of High Sierra Nevada.  High Sierra Nevada was further formed with the goal that it would continue to develop and expand its intellectual property portfolio with an emphasis on the medical and recreational cannabis industries as well as the industrial hemp industry.

The current Intellectual Property portfolio consists of all of the rights, title and interest that Dr. Lombardi had in certain two Provisional Patent Applications (collectively, the “Applications”).  Assignments of both of these applications, which assign their ownership to High Sierra Nevada, have been filed with the United States Patent & Trademark Office. The Applications have since been incorporated into and converted into a single all-encompassing Utility Patent Application which has been filed with numerous governmental agencies in the United States, Canada and multiple other countries as is discussed below (collectively the “Utility Patent Applications”).

The Applications and the Utility Patent Applications are based on the premise that cannabis (also known as marijuana) which is a preparation of the cannabis plant that encompasses at least three genera of flowering plant in the family of Cannabaceae including Cannabis sativa, Cannabis indica and Cannabis ruderalis has a distinct odor and flavor, primarily as a result of several volatile small molecules known as terpenes. These terpenes are also present in the genus of the flowering plant commonly known as hemp.  Although the odor and flavor that results from the presence of these terpenes is desirable to many users of cannabis and/or hemp, the strong and pungent odor, as well as the distinctive flavor, is undesirable by others especially due to the fact that the odor lingers after use of cannabis and/or hemp. Additionally, the characteristic odor makes it obvious that a given individual has recently used cannabis and/or hemp. Since a user of hemp is doing so for solely medicinal purposes, High Sierra Nevada believes this negative characteristic is of even greater importance to a user of a hemp-based product. Furthermore, the strong and pervasive odor, as well as the distinctive flavor, that results from the presence of these terpenes represents an obstacle for creating a flavored form of cannabis and/or hemp which High Sierra Nevada believes to be desirable.

The Company’s Patent Pending products and the processes by which they are generated are specific to modified forms of cannabis which have little or none of the characteristic odors common to cannabis, as well as any modified or flavored products produced with the previously modified cannabis products.  The Company believes that these products and processes may also be applicable to industrial hemp as defined in the Hemp Farming Act of 2018.

High Sierra Nevada is now marketing the licensing of its technology in states in the U.S. where cannabis and/or hemp has been legalized both for medicinal and/or recreational use.  It also plans to use a similar marketing strategy in all provinces in Canada which has legalized both the medicinal and recreational uses of cannabis as of October 17, 2018. Hemp has long been legal in Canada. High Sierra Nevada is targeting entities that are licensed to produce, process and/or manufacture cannabis and/or hemp related products.  High Sierra Nevada also believes that its technology will be of interest to tobacco companies in the United States, Canada and other places if those companies choose to enter the cannabis and/or hemp marketplaces as the legalization of cannabis and/or hemp progresses.

On May 13, 2019 High Sierra Nevada entered into a five (5) year lease on a 200 acre parcel of farm land located in McDermitt, Nevada which includes the rights to use any and all water rights associated with this land for our industrial hemp growing operation.  We are currently growing approximately 200 acres of industrial hemp on the property.  On June 15, 2019 we entered into a Consulting and Confidentiality Agreement with John Mentaberry to manage the industrial hemp growing operations on the leased property. The term of the agreement lasts until December 31, 2019 and is automatically renewed for one-year terms unless either party gives notice to the other of their intention not to renew.  Under the Consulting Agreement we paid advance payments of $31,000 to Mr. Mentaberry and we agreed to pay a monthly payment of $2,000 per month and reimburse the consultant’s reasonable expenses.

The farming project is ongoing and we anticipate that the crop will be harvested in September 2019.  We also believe that it would be beneficial to build a processing plant in either McDermitt, Nevada, or some other location in northern Nevada, to process the industrial hemp that will result from our use of this 200 acre property.  However, we would first need to successfully raise substantial equity funds before undertaking such a construction project.  We can offer no assurance that we will be able to successfully raise such funds.  In the alternative, we are actively pursuing the possibility of outsourcing the processing with a third party or parties that will be required for the crop currently being grown.

Emerging Growth Company

We are and we will remain an "emerging growth company" as defined under The Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the completion of this primary offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Exchange Act.

As an "emerging growth company", we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

•

reduced disclosure about our executive compensation arrangements;

•

no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•

exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.  In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act (“SOX”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Certain Information about the Primary Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$2.50	$0.175	$813,750	$4,068,750	$8,137,500

Totals	$2.50	$0.175	$813,750	$4,068,750	$8,137,500

The “Proceeds to Company” amounts in the preceding table assume a 7.0% commission is paid on all proceeds raised.  To the extent that sales are made by the directors of the Company, no commissions will be paid on such sales, which will increase the Proceeds to Company amounts.  In the resale by Selling Stockholders, the Selling Stockholders will be offering their shares of common stock at a fixed price of $2.50 per share for the duration of the primary offering until the Company has sold all of the 3,500,000 shares we are offering or until the Company has removed from registration any unsold shares not sold in the primary offering.  Thereafter the Selling Stockholders may sell their shares of common stock in any trading market which develops for our shares at prevailing market prices or privately negotiated prices. Each of the Selling Stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds to be received by the Selling Stockholders is $6,251,250 assuming that the Selling Shareholders sell all 2,500,500 shares they are collectively offering.

For the period from inception on August 6, 2018 through December 31, 2018, we incurred a net loss of $42,519 and at year end we had a net worth of $194,829.  As of December 31, 2018, we had total assets of $220,253 and total liabilities of $25,424. We have issued an aggregate of 20,389,642 shares of our common stock since our inception through the date of this prospectus.

THE OFFERING

The Offering

Securities offered:	We are offering up to 3,500,000 shares of our common stock (the “Primary Offering”). The Selling Stockholders are hereby offering up to 2,500,500 shares of our common stock (the “Secondary Offering”).

Offering price:

We will offer our shares of common stock at a price of $2.50 per share.  The Selling Stockholders will initially offer and sell their shares of common stock at a fixed price of $2.50 per share for the duration of our primary offering.  Thereafter they may sell their shares at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	20,389,642

Shares outstanding after offering:	23,889,642 assuming the sale of all 3,500,000 shares being offered in the Primary Offering.

Market for the common shares:

Our common stock is not actively traded on any public market. There is no assurance that a significant trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 3,500,000 shares (after deducting estimated offering expenses payable by us) for industrial hemp farming costs, seed costs, farming consulting costs, farming equipment, crop harvesting equipment, professional fees, employee salaries, administration expenses, marketing and advertising and for other expenses. See "Use of Proceeds" on page 15 for more information on the use of proceeds. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders who are simultaneously offering 2,500,500 shares of common stock under this prospectus.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from inception on August 6, 2018 through December 31, 2018, and our unaudited financial statements for the quarterly period ended March 31, 2019.

Financial Summary	December 31, 2018

Cash	$ 220,253
Total Assets	$ 220,253
Total Liabilities	$ 25,424
Total Stockholders’ Equity	$ 194,829

Financial Summary	March 31, 2019

Cash and Deposits	$ 165,704
Total Assets	$ 165,704
Total Liabilities	$ 27,704
Total Stockholders’ Equity	$ 138,000

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR BUSINESS, OPERATIONS AND FINANCIAL CONDITION

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

Funds raised in this offering may not be sufficient to fund our planned operations and may not cover the costs of the offering. We are offering a maximum of 3,500,000 shares of our common stock at a fixed price of $2.50 per share for the duration of the offering; however, there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to raise additional funds with which to fully implement our business plan.  If we are unable to raise additional funds and fully implement our business plan, we might have to curtail or discontinue our operations.  If that occurs you may lose all of your investment.

We are in the early stages of our business plan.  We incurred a net loss of $42,519 in the period from inception on August 6, 2018 through December 31, 2018, and a net loss of $56,829 in the three-month period ended March 31, 2019. We anticipate incurring some additional losses before realizing any revenues and we will need to raise additional financing in order to fully implement our business plan. We anticipate that our current cash assets will last for approximately the next six (6) months.  If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Our High Sierra Nevada subsidiary was organized in the State of Nevada in August 2018. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

• risks that we may not have sufficient capital to achieve our growth strategy;
• risks that we may not develop our product offerings in a manner that enables us to be profitable and meet our customers’ requirements;
• risks that our growth strategy may not be successful; and
• risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

We have not yet started to generate any revenues.  We have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and generate revenues, such as legal and accounting expenses to remain a public company, travel expenses, and legal expenses for protecting our intellectual property. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to generate sufficient revenues, we will likely not be able to achieve profitability in the future.

Our management has little experience in our chosen industry of operations and must initially rely on outside consultants or others in this industry to make informed business decisions; and potential conflicts of interest involving those parties who are relied upon could adversely affect the value of our life insurance products.

Members of our management are new to the industry.  The Company’s Intellectual Property is new and is now just being exposed to the industry.  Our management may need to engage consultants in the industry to advise management on certain decisions that management will need to make.  Many of these consultants or servicers represent or provide services to others in this industry, and no assurance can be given that we, as a new, developmental stage company and a small competitor which may compete with larger competitors in this industry, will not be treated less favorably by these consultants than our competitors. Even as management accumulates expertise in this industry, we may still rely on the expertise of outside consultants for advice.”

If we are unable to manage our anticipated growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations will be required in all areas of our operations in order to implement our business plan. Our future operating results depend to a large extent on our ability to manage this growth successfully. For us to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated growth. A failure to manage our growth effectively could materially and adversely affect our ability to market our intellectual property.

The implementation of laws, rules and regulations could negatively affect our business.

Recent legislative changes in certain states in the U.S. and in Canada have been to liberalize laws permitting the use of cannabis and hemp products for medicinal uses and even recreational uses.  However, Federal law in the U.S. still prohibits the use of cannabis.  If the federal government chooses to enforce existing federal laws strictly, this would have a negative impact on the Company’s business.  Changes in local state laws where the use of cannabis is now permitted, could negatively affect our operations. Such changes could result in our having to change our business model, which could negatively impact future revenues.

Industrial hemp must contain 0.3% or less THC concentration

The Hemp Farming Act of 2018 amended the Agricultural Marketing Act of 1946, the Agricultural Act of 2014 and the Controlled Substances Act so as to remove industrial hemp from being a scheduled substance, and defined industrial hemp as being "the plant Cannabis sativa L", and any part of such plant, whether growing or not, with a delta-9 tetrahydrocannabinol (THC) concentration of not more than 0.3% on a dry weight basis. It also provided for the regulation of the growing of industrial hemp by the various States and Tribal Governments.  The Company currently maintains License No. 2019216G with the Nevada Department of Agriculture to grow industrial hemp and does so on a 200-acre parcel in McDermitt, Nevada. Prior to harvesting this crop, the concentration of THC will be verified by the Department of Agriculture, and if the dry weight of the plant material exceeds 0.3%, TCA the crop cannot be used. This possibility represents an inherent risk to the project.

In order to mitigate this risk, we have utilized hemp seed developed, and shown through independent laboratory verification, to produce hemp plants with non-detectable levels of THC. Furthermore, we intend to assay the crop prior to harvest to ensure that this value is not exceeded. As THC levels can change over time, we believe that if the crop is tested on an ongoing basis, the harvest can be accelerated or delayed ensuring the THC levels are compliant. Given that the value of the crop is dependent, to a large extent, on the level of cannabidiol (CBD), a nonpsychoactive cannabinoid, it is also a risk if the CBD level is low. In addition to producing non-detectable levels of THC, the variety of seed utilized was shown to produce a plant that assayed with high levels of CBD (18%). The level of CBD produced is also subject to harvesting at the correct time and thus represents another important risk factor that will be mitigated through the abovementioned ongoing assay approach.  If the industrial hemp crop has a THC concentration of more than 0.3%, the entire value of the crop may be lost.

The laws, regulations and guidelines generally applicable to the medical cannabis industry, the recreational cannabis and the industrial hemp industries domestically are changing and may change in ways currently unforeseen by us.

The companies that engage in selling cannabis and cannabis products are subject to various laws, regulations and guidelines relating to the marketing, acquisition, manufacture, packaging/labelling, management, transportation, storage, sale and disposal of medical and recreational cannabis and also including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. If any changes to such laws, regulations and guidelines occur (in the U.S., its states and in Canada the laws and regulations are currently changing at a rapid pace), which are matters beyond our control, we may incur significant costs in complying with such changes or we may be unable to comply therewith, which in turn may result in a material adverse effect on our business, financial condition and results of operations.

Changes in the regulations governing medical cannabis, recreational cannabis and/or industrial hemp may adversely impact our business.

Our growth strategy with respect to international operations continues to evolve as regulations governing the medical cannabis industry, the recreational cannabis industry and the industrial hemp industry in the jurisdictions in which we intend to operate become more fully developed. Interpretation of these laws, rules and regulations and their application to our operations is ongoing. Although, to our knowledge, we are currently in material compliance with all applicable laws, regulations and guidelines in such jurisdictions, no assurance can be given that new laws, regulations and guidelines will not be enacted or that existing laws, regulations and guidelines will not be interpreted or applied in a manner which could limit or curtail our operations in such jurisdictions. Amendments to current laws, regulations and guidelines, more stringent implementation or enforcement thereof or other unanticipated events, including changes in political regimes and attitudes toward cannabis, are beyond our control and could require extensive changes to our operations, which in turn may result in a material adverse effect on our business, financial condition and results of operations.

Furthermore, additional countries and/or states continue to pass laws that allow for the production and distribution of cannabis for medical and recreational purposes in some form or another. Increased competition and limitations placed on us (or on third parties that sell cannabis products) by regulations might lower the demand for our Intellectual Property on a global scale.

Future clinical research studies on the effects of medical cannabis, recreational cannabis and/or industrial hemp may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical or recreational benefits, viability, safety, efficacy, dosing and social acceptance of cannabis.

Research in Canada, the United States and internationally regarding the medical and recreational benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, isolated cannabinoids (such as CBD and THC), and industrial hemp remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC).  Some research has concluded that there are medical benefits associated with the use of cannabis and industrial hemp. Future research and clinical trials may contradict such conclusions, or prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis and industrial hemp.

If future research studies and clinical trials reach negative conclusions regarding the benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to medical cannabis and industrial hemp, then that could have a material adverse effect on the demand for cannabis and for our Intellectual Property with the potential to lead to a material adverse effect on our business, financial condition and results of operations.

The cannabis industry and industrial hemp industry and markets are relatively new in Canada, certain states in the U.S. and in other jurisdictions, and this industry and market may not continue to exist or grow as anticipated or we may ultimately be unable to succeed in this industry and market.

We are operating our business in a relatively new cannabis industry, industrial hemp industry and markets. In addition to being subject to general business risks, a business involving an agricultural product and a regulated consumer product, we need to build brand awareness in this industry and market through investments in our strategy and compliance with regulations. These activities may not promote our brand and products as effectively as intended, or at all. Competitive conditions, consumer tastes, patient requirements and spending patterns in this new industry and market are relatively unknown and may have unique circumstances that differ from existing industries and markets.

Accordingly, there are no assurances that this industry and market will continue to exist or grow as currently estimated or anticipated, or function and evolve in a manner consistent with management's expectations and assumptions. Any event or circumstance that affects the medical and recreational cannabis industry and industrial hemp industry and markets could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to product liability claims.

As the licensor of Intellectual Property to be used to modify products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if the products are alleged to have caused significant loss or injury. In addition, the modification of cannabis products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the modified products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of modified cannabis products.

The technologies, process and formulations we use may face competition or become obsolete.

Rapidly changing markets, technology, emerging industry standards and frequent introduction of new products characterize the cannabis business. The introduction of new products embodying new technologies, including new manufacturing processes or formulations, and the emergence of new industry standards may render our Intellectual Property obsolete, less competitive or less marketable. The process of developing our Intellectual Property is complex and requires significant continuing costs, development efforts and third party commitments, including licensees, researchers, collaborators and possibly lenders. Our failure to develop new technologies and products and the obsolescence of existing technologies or processes could adversely affect our business, financial condition and results of operations. We may be unable to anticipate changes in our potential customer requirements that could make our existing technology, processes or formulations obsolete. Our success will depend in part, on our ability to continue to enhance our existing technologies, develop new technology that addresses the increasing sophistication and varied news of the market, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our proprietary technology, processes and formulations entails significant technical and business risks. We may not be successful in using our new technologies or exploiting our niche markets effectively or adapting our business to evolving customer or medical requirements or preference or emerging industry standards.

If we are not able to comply with all safety, health and environmental regulations applicable to our operations and industry, we may be held liable for any breaches thereof.

Our operations are subject to environmental and safety laws and regulations concerning, among other things, emissions and discharges to water, air and land, the handling and disposal of hazardous and non-hazardous materials and wastes, and employee health and safety. We will incur ongoing costs and obligations related to compliance with environmental and employee health and safety matters. Failure to comply with environmental and employee health and safety laws and regulations may result in additional costs for corrective measures, penalties or in restrictions on our operations. In addition, changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations or give rise to material liabilities, which could have a material adverse effect on our business, financial condition and results of operations.

Increasing competition within our emerging industry could have an impact on our business prospects.

Our business is an emerging industry where new competitors may enter the market. These competing companies may have significantly greater financial and other resources than we have. Increasing competition may have a negative impact on any profit margins that we are able to attain.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of our founders, Vincent C. Lombardi and Gregg W. Koechlein, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We intend to rely primarily on trademark, patent, trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization or develop similar technology independently. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current technology and future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

We may need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

Although we expect that the remaining proceeds we received from the conversion of the Biored loan at the Closing will be sufficient to enable us to obtain licensing revenue and implement part of our business plan, there can be no assurance that we will not require additional capital. The raising of additional capital could result in dilution to our stockholders. In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed.

We will incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys' fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is no “established trading market” for our shares of common stock.  Our shares of common stock are listed on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “HSTI;” however, management does not expect any established trading market to develop in our shares of common stock unless and until we have material operations.  In any event, no assurance can be given that any market for our common stock will develop or be maintained. If a public market ever develops in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to Rule 144 of the SEC by members of management or others may have a substantial adverse impact on any such market.

If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our primary offering of 3,500,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our primary offering of 3,500,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds. If that happens, you will lose your investment and your funds will be used to pay creditors.

There is not now, and there may not ever be, an active market for the Company’s Common Stock.

There currently is no public market for our Common Stock. Further, although our Common Stock is currently quoted on the OTC Bulletin Board (the “OTCBB”), trading of our Common Stock has not yet commenced. When our stock does begin to trade, such trading may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our Common Stock for an indefinite period of time. There can be no assurance that a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.  Our common stock will be subject to the "penny stock" rules of the SEC which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTCBB. In that venue, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of the Common Stock. This would also make it more difficult for us to raise capital.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 55,000,000 shares of capital stock consisting of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of the date of this prospectus, there are 20,389,642 shares of our Common Stock and no shares of our preferred stock outstanding. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future Acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common

Stock will be quoted on the OTCBB.  The future issuance of common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our Directors own approximately 57.87% of our outstanding common stock and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, our directors, Vincent C. Lombardi and Gregg W. Koechlein as a group beneficially own 11,800,000 shares of our common stock in the aggregate, or approximately 57.87% of our issued and outstanding shares of common stock.  As a result, the directors, alone, will have significant influence to:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our directors, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, or the prospect of these sales, could adversely affect the market price of our common stock. Our directors’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock that are the subject of this offering in any state or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Because the Acquisition of our High Sierra Nevada subsidiary resulted in a deemed a reverse Acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the acquisition of our High Sierra Nevada subsidiary was considered to be a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse Acquisition companies, such as the ability of stockholders to resell their shares of Common Stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our Common Stock following the Share Exchange because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

• actual or anticipated variations in our operating results;

• announcements of developments by us or our competitors;

• announcements by us or our competitors of significant Acquisitions, strategic partnerships, joint ventures or capital commitments;

• adoption of new accounting standards affecting our Company’s industry;

• additions or departures of key personnel;

• sales of our Common Stock or other securities in the open market; and

• other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.  Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the Common Stock may be influenced by or depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the Common Stock. If securities analysts do not cover the Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

USE OF PROCEEDS

Our public offering of 3,500,000 shares is being made on a best efforts, no minimum basis.  No minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 3,500,000 shares offered at a public offering price fixed at $2.50 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $40,000 for legal, accounting, printing and other costs in connection with this offering (see "Other Expenses of Issuance and Distribution" in Part II). We will not receive any proceeds from the sale of shares by the Selling Stockholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $8,750,000 as anticipated.

	25% of Shares Sold	50% of Shares Sold	75% of Shares Sold	100% of Shares Sold
Gross Proceeds from this Offering	$2,187,500	$4,375,000	$6,562,500	$8,750,000
Offering/Underwriting Costs	$153,125	$306,250	$459,375	$612,500
Hemp Farming Costs	$250,000	$500,000	$750,000	$1,000,000
Seed Costs	$130,000	$130,000	$130,000	$130,000
Farming Consulting Costs	$50,000	$100,000	$150,000	$200,000
Farming Equipment	$300,000	$300,000	$300,000	$300,000
Crop Harvesting Equipment	$300,000	$300,000	$300,000	$300,000
Legal and Accounting	$112,500	$225,000	$337,500	$450,000
General and Administrative	$37,500	$75,000	$112,500	$150,000
Travel	$12,500	$25,000	$37,500	$50,000
Public Relations/Press Releases	$12,500	$25,000	$37,500	$50,000
Website	$5,000	$5,000	$5,000	$5,000
Regulatory Costs	$2,500	$5,000	$7,500	$10,000
Transfer Agent Expenses	$2,500	$5,000	$7,500	$10,000
Processing Facility Costs	$-0-	$-0-	$500,000	$500,000
Crop Processing Equipment	$-0-	$-0-	$2,000,000	$2,000,000
Cash Reserve for General Operating Expenses	$819,375	$2,373,750	$1,428,125	$2,982,500

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Our offering expenses are estimated to be $40,000, and we plan to pay the balance of offering expenses from the net proceeds from the offering or from cash on hand.
(3)

Cash Reserve for Operating Expenses may be used to help market the Company’s intellectual property through licensing and to expand the Company’s intellectual property as well as for other general operating purposes.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our primary offering of 3,500,000 shares will be deposited in a Company bank account in Nevada and will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place any of the funds received from our offering in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

The priority of the use of net proceeds (after paying commissions and any offering expenses not paid from existing cash) from this offering are: (i) hemp farming costs,; (ii) seed costs; (iii) farming consulting costs; (iv), farming equipment; (v) crop harvesting equipment;  (vi) legal and accounting; (vii) general and administrative and travel; (viii) public relations/press releases; (ix) website; (x) regulatory and transfer agent costs; (xi) processing facility costs; and (xii) crop processing equipment.  If the proceeds from this offering are not sufficient to enable the Company to process the hemp when it is harvested, we are actively pursuing the possibility of outsourcing the processing that will be required for the crop that we are currently growing in 2019.

DETERMINATION OF THE OFFERING PRICE

We have arbitrarily determined the offering price of the 3,500,000 shares being offered by the Company. The price does not bear any relationship to any objective criterion of value. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 2,500,500 common shares being offered for sale by the Selling Stockholders. The Selling Stockholders will sell our shares at a fixed price of $2.50 per share until such time as a market may develop for our shares, and thereafter at market prices or privately negotiated prices.  The offering price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 18 Selling Stockholders consists of 2,500,500 shares of our common stock, no par value. All 2,500,500 shares registered for sale by the Selling Stockholders were issued on or after December 31, 2018 when the Company was no longer a shell company.  The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the Selling Stockholders, as well as the number of shares each Selling Stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. Selling Stockholders must sell their shares at a fixed price of $2.50 per share for the duration of the primary offering until the Company has sold all of the 3,500,000 shares we are offering or until the Company has removed from registration any unsold shares not sold in the primary offering.  Thereafter, the Selling Stockholders may sell their shares of common stock in any trading market which develops for our shares at prevailing market prices or at privately negotiated prices.  The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. No underwriting arrangements have been entered into by any of the Selling Stockholders.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 20,389,642 shares of our common stock issued and outstanding as of the date of this prospectus, and 23,889,642 shares of our common stock issued and outstanding following completion of the maximum offering. We do not presently have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. We have agreed to issue an option to each broker dealer that participates in the offering to purchase up to an amount of shares that will be equal to six percent (6.0%) of the shares which it sells in the offering.  The option will be exercisable at $2.50 per share for a period of four (4) years following its grant date.

Shareholder Name	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Maximum Offering is complete

Michael Vardakis (1)	1,850,000	555,000	1,295,000	5.42%
Biored, N.V.	1,800,000	540,000	1,260,000	5.27%
Kenny L. De Meirleir	1,800,000	540,000	1,260,000	5.27%
Leonard Burningham (2)	535,000	160,500	374,500	1.57%
Don Schroeder	500,000	150,000	350,000	1.47%
Radhika Subramanian	400,000	120,000	280,000	1.17%
Mykhalo Bardshov (as his sole and separate property)	350,000	105,000	245,000	1.03%
Fred Schiemann	200,000	60,000	140,000	0.59%
Amee Han Lombardi C/F Nicholas Lombardi UTMA NV (3)	150,000	45,000	105,000	0.44%
Amee Han Lombardi (3)	150,000	45,000	105,000	0.44%
Melissa Ladakis (4)	120,000	36,000	84,000	0.35%
Kenneth W. Hunter	100,000	30,000	70,000	0.29%
Unigenics Global, Ltd.	100,000	30,000	70,000	0.29%
Rainer Busch	100,000	30,000	70,000	0.29%
Karen Schlauch	50,000	15,000	35,000	0.15%
Timothy Bailey	50,000	15,000	35,000	0.15%
Richard Bailey	50,000	15,000	35,000	0.15%
Lynette Kelch	30,000	9,000	21,000	0.09%
	8,335,000	2,500,500	5,834,500

None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. None of the Selling Stockholders has ever held any position, office, or other material relationship with the Company, or any of its predecessors or affiliates, within the past three years other than noted here under:

(1)

Michael Vardakis is a former President, CEO and director of the Company.  A total of 762,475 of the 1,850,000 shares owned by Mr. Vardakis were issued prior to December 31, 2018.  None of the 762,475 shares issued to Mr. Vardakis prior to December 31, 2018 are being registered as part of this offering.

(2)

A total of 35,000 shares of the 535,000 shares owned by Mr. Burningham were issued prior to December 31, 2018.  None of the 35,000 shares issued to Mr. Burningham prior to December 31, 2018 are being registered as part of this offering.

(3)

Amee Han Lombardi is the former wife of Vincent C. Lombardi, the Company’s current President, CEO and the mother of Nicholas Lombardi who she is holding shares for.

(4)

Melissa Ladakis is a former Secretary and Treasurer of the Company.

DILUTION

The price of our offering of 3,500,000 shares is fixed at $2.50 per share for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2019, the net tangible book value of our shares of common stock was $138,000 or $0.0068 per share based upon 20,189,642 shares then outstanding.  As of the date of this prospectus, there are a total of 20,189,642 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$2.50
Net tangible book value per share before offering	$0.0068
Potential gain to existing shareholders (gross offering proceeds)	$8,750,000
Potential gain to existing shareholders net of offering expenses	$8,097,500
Net tangible book value per share after offering	$0.3447
Increase to present stockholders in net tangible book value per share after offering	$0.3379
Capital contributions (gross offering proceeds)	$8,750,000
Number of shares outstanding before the offering	20,389,642
Number of shares after offering held by existing stockholders	20,389,642
Percentage of ownership after offering	85.35%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$2.50
Net tangible book value per share after offering	$0.3447
Dilution per share	$2.1553
Capital contributions (gross offering proceeds)	$8,750,000
Percentage of capital contributions	100.0%
Number of shares after offering held by offering investors	3,500,000
Percentage of ownership after offering	14.65%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$2.50
Net tangible book value per share after offering	$0.2694
Dilution per share	$2.2306
Capital contributions (gross offering proceeds from 75% offering)	$6,562,500
Percentage of capital contributions	100.00%
Number of shares after offering held by offering investors	2,625,000
Percentage of ownership after offering	11.41%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$2.50
Net tangible book value per share after offering	$0.1882
Dilution per share	$2.3118
Capital contributions (gross offering proceeds from 50% offering)	$4,375,000
Percentage of capital contributions	100.00%
Number of shares after offering held by offering investors	1,750,000
Percentage of ownership after offering	7.90%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$2.50
Book value per share after offering	$0.1003
Dilution per share	$2.3997
Capital contributions (gross offering proceeds from 25% offering)	$2,187,500
Percentage of capital contributions	100.0%
Number of shares after offering held by offering investors	875,000
Percentage of ownership after offering	4.11%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company's Public Offering of 3,500,000 Shares of Common Stock

High Sierra Technologies, Inc. has 20,389,642 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 3,500,000 shares of its common stock for sale at a fixed price of $2.50 per share for the duration of the offering. There is currently no market for shares of our common stock. There is no arrangement to address the possible effect of the offering on the price of the stock.

The shares are being offered on a “best efforts” no minimum basis by the Company.  No minimum number of shares are required to be sold, so the Company may immediately use the proceeds from any sale of its shares even if the sale of shares is not sufficient for the Company to fully implement its business plan.

Although, at this time, we do not have any commitments from any broker dealers to sell our securities, the shares in the primary offering may be sold by registered broker dealers, and they may be paid commissions of up to seven percent (7.0%) of the gross proceeds that they raise from the shares that they sell, and receive an option to purchase unregistered shares of the Company’s common stock equal to six percent (6.0%) of the amount of shares which they sell in the offering.  The option(s) would be exercisable over a four (4) year time period at the exercise price of $2.50 per share. This prospectus permits our Chief Executive Officer and President, Vincent C. Lombardi, and our Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer, Gregg W. Koechlein, to sell the shares directly to the public, with no commission or other remuneration payable to either of them for any shares each may sell.  Mr. Lombardi and Mr. Koechlein may sell the shares and intend to offer them to friends, family members and business acquaintances.

In connection with the Company's selling efforts in the offering, neither Vincent C. Lombardi nor Gregg W. Koechlein will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Lombardi and Mr. Koechlein are not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act.

Mr. Lombardi and Mr. Koechlein will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Lombardi and Mr. Koechlein are not, nor have been, within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering Mr. Lombardi and Mr. Koechlein will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Mr. Lombardi and Mr. Koechlein  will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 3,500,000 shares being offered in the primary offering. The price per share is fixed at $2.50 for the duration of this offering. There currently is no public market for our Common Stock. Further, although our Common Stock is currently quoted on the OTC Bulletin Board (the “OTCBB”), trading of our Common Stock has not yet commenced. When our stock does begin to trade, such trading may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 2,500,500 Shares by the Selling Stockholders

Selling Stockholders must sell their shares at a fixed price of $2.50 per share for the duration of the primary offering until the Company has sold all of the 3,500,000 shares we are offering or until the Company has removed from registration any unsold shares not sold in the primary offering.  Thereafter, the Selling Stockholders may sell their shares of common stock in any trading market which develops for our shares at the prevailing market prices or at privately negotiated prices.

The shares of common stock being offered for resale by this prospectus may be sold by the Selling Stockholders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Selling Stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a Selling Stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a Selling Stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholder if such broker-dealer is unable to sell the shares on behalf of the Selling Stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling Stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the Selling Stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the Selling Stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a Selling Stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Stockholders, the purchasers participating in such transaction, or both.

The Offering Price was Arbitrarily Determined

The offering price of the shares was determined arbitrarily by us.  It was not based on any established criteria of value. In determining the offering price and the number of shares to be offered, we considered such factors as our financial condition, our potential for profit and the general condition of the securities market.  The offering price should not be considered an indication of the actual value of our shares of common stock. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Stockholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 50,000,000 shares of common stock, no par value per share, of which 20,389,642 shares are issued and outstanding as of the date of hereof, and (ii) 5,000,000 shares of preferred stock, no par value per share, of which 0 shares are issued or outstanding as of the date hereof.

DESCRIPTION OF SECURITIES

Common Stock

On the date of this prospectus, there are 20,389,642 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of our non-voting preferred stock. As of the date hereof, the Company had 0 shares of its preferred stock issued and outstanding. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of our non-voting preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, and liquidation preferences of the shares of any such series.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.  We have agreed to issue an option to the broker dealer that participates in the offering to purchase up to an amount of shares that will be equal to six percent (6.0%) of the shares which it sells in the offering.  The option will be exercisable at $2.50 per share for a period of four (4) years following its grant date.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Registration Rights Agreements

We have orally agreed to register a portion of the shares of common stock that are held by the Selling Stockholders under the Registration Statement under Securities and Exchange Commission (“SEC”) Form S-1 of which this prospectus forms a part.

No Lock Up Agreements

The Company has not requested any Selling Stockholder to sign a Lock Up Agreement, and it does not intend to do so.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121.  Action Stock Transfer Corp.’s telephone number is (801) 274-1088.

Indemnification of Officers and Directors

Section 7-109-102 of the Colorado Revised Statutes provides that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if: (a) the person's conduct was in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests; and (ii) in all other cases, that such conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.  Notwithstanding the foregoing, a Colorado corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Section 7-109-103 of the Colorado Revised Statutes provides that unless limited by its articles of incorporation, a Colorado corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

Section 7-109-104 of the Colorado Revised Statutes provides that a Colorado corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes to the corporation a written affirmation of the director's good-faith belief that the director has met the standard of conduct described in section 7-109-102; (b) the director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

Section 7-109-105 of the Colorado Revised Statutes provides that unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: (a) if it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and (b) if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106 of the Colorado Revised Statutes provides that: (1) A Colorado corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1)(a) and (1)(b) are received and the determination required by section 7-109-104 (1)(c) has been made. (2) The determinations required by subsection (1) of this section shall be made: (a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or (b) if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.  (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made: (a) by independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or (b) by the shareholders. (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107 of the Colorado Revised Statutes provides that: unless otherwise provided in the articles of incorporation: (a) an officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director; (b) a corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and (c) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108 of the Colorado Revised Statutes provides that a Colorado corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109 of the Colorado Revised Statutes provides that: (1) a provision treating a Colorado corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation. (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

Section 7-109-110 of the Colorado Revised Statutes provides that if a Colorado corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

The Company’s Amended and Restated Articles of Incorporation provide for indemnification of directors and officers of the Company substantially similar in scope to that permitted under the Colorado Law. Such Amended and Restated Articles of Incorporation authorize payment of a director’s or officer’s expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Company.  The Company’s Amended and Restated Articles of Incorporation also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the State of Colorado on May 9, 1996, with an authorized capital of 55,000,000 shares, comprised of 50,000,000 shares of common stock, and 5,000,000 shares of non-voting preferred stock, both with no par value per share.  We were formed for the primary purpose of engaging in the business of marine transportation and to provide ocean going shipping of goods internationally.  Our initial proposed business operations were unsuccessful, and we had no material business operations from 1996 through December 31, 2018.

On December 31, 2018 (the “Closing Date” or “Closing”), we entered into a Share Exchange Agreement (the “Agreement”) with High Sierra Nevada and all of the shareholders of High Sierra Nevada, pursuant to which we acquired 100% of the issued and outstanding shares of common stock of High Sierra Nevada (the “Share Exchange” or “Acquisition”).  The Acquisition of High Sierra Nevada was consummated on the same date, and High Sierra Nevada is now a wholly-owned subsidiary of the Company. As consideration for the Share Exchange, we issued a total of 15,433,025 shares of our common stock to the High Sierra Nevada shareholders, which represented approximately 76.44% of the 20,189,642 issued and outstanding shares of our common stock immediately following the Acquisition.

The Share Exchange has been treated as a recapitalization of the Company for financial accounting purposes. High Sierra Nevada is considered the acquirer for accounting purposes, and our historical financial statements before the Share Exchange have been replaced with the historical financial statements of High Sierra Nevada.

In connection with the Acquisition of High Sierra Nevada, we also issued 1,087,525 shares of our common stock to Michael Vardakis, the former President and a former director of the Company, for a cash payment of $21,750, an additional 120,000 shares of our common stock to Melissa Ladakis, the former Secretary and director of the Company, for services rendered which were valued at $0.02 per share, 30,000 shares of our common stock to Lynette Kelch, for services rendered which were valued at $0.02 per share; and 1,800,000 shares of our common stock to Biored, N.V., a Belgian corporation (“Biored”). Biored loaned the Company $500,000 in early June 2018 at five percent (5.0%) interest per annum. Biored converted the principal amount of its loan ($500,000) and accrued interest of approximately $14,500 to the 1,800,000 shares of our common stock which it received, at a conversion price of approximately $0.2858 per share.

The Agreement provided that at the Closing the Company would cause its Board of Directors to elect Vincent C. Lombardi to the Company’s Board of Directors to serve together with Michael Vardakis, that the pre-Closing officers of the Company (Michael Vardakis and Melissa Ladakis) would resign, and that the Board of Directors would appoint Vincent C. Lombardi as Chief Executive Officer and President, and Gregg W. Koechlein as the Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Koechlein was also appointed as the Chief Operating Officer. This all occurred on the Closing Date.

Since the Closing of the Acquisition on December 31, 2018, our business efforts have been focused on the business of High Sierra Nevada. Our High Sierra Nevada was incorporated in the State of Nevada in August of 2018. It was formed with the intention that it would become the assignee, owner and licensor of certain Intellectual Property that was, prior to assignment, the property of Vincent C. Lombardi, Ph.D. (the “Intellectual Property”) who is an officer, director and co-founder of High Sierra Nevada. High Sierra Nevada was further formed with the goal that it would continue to develop and expand its intellectual property portfolio with an emphasis on the medical and recreational cannabis industries as well as the industrial hemp industry.

On March 25, 2019 a Special Meeting of the Company’s Stockholders was held at which the Stockholders voted to change the Company’s name to High Sierra Technologies, Inc., and to approve certain other changes in the Company’s Articles of Incorporation which are described in the Company’s Definitive Proxy Statement.  These changes became effective on April 1, 2019.  On March 25, 2019 following the stockholder meeting, Michael Vardakis resigned as a director of the Company.  On March 26, 2019, Vincent C. Lombardi, as the only remaining director of the Company, appointed Gregg W. Koechlein as a director of the Company to fill the vacancy left by Mr. Vardakis’ resignation.

Effective April 1, 2019, the Company’s name was changed from Gulf & Orient Steamship Company, Inc. to High Sierra Technologies, Inc.

Description of Business

The current Intellectual Property portfolio consists of all of the rights, title and interest that Dr. Lombardi had in certain two Provisional Patent Applications (collectively, the “Applications”).  Assignments of both of these applications, which assign their ownership to High Sierra Nevada, have been filed with the United States Patent & Trademark Office. The Applications have since been incorporated into and converted into a single broad and all encompassing Utility Patent Application which has been filed with numerous governmental agencies in the United States, Canada and multiple other countries as is discussed below (collectively the “Utility Patent Applications”).

The Applications and the Utility Patent Applications are based on the premise that cannabis (also known as marijuana) which is a preparation of the cannabis plant that encompasses at least three genera of flowering plant in the family of Cannabaceae including Cannabis sativa, Cannabis indica and Cannabis ruderalis has a distinct odor and flavor, primarily as a result of several volatile small molecules known as terpenes. These terpenes are also present in the genus of the flowering plant commonly known as hemp.  Although the odor and flavor that results from the presence of these terpenes is desirable to many users of cannabis and/or hemp, the strong and pungent odor, as well as the distinctive flavor, is undesirable by others especially due to the fact that the odor lingers after use of cannabis and/or hemp. Additionally, the characteristic odor makes it obvious that a given individual has recently used cannabis and/or hemp. Since a user of hemp is doing so for solely medicinal purposes, High Sierra Nevada believes this negative characteristic is of even greater importance to a user of a hemp-based product. Furthermore, the strong and pervasive odor, as well as the distinctive flavor, that results from the presence of these terpenes represents an obstacle for creating a flavored form of cannabis and/or hemp which High Sierra Nevada believes to be desirable.

The Intellectual Property

High Sierra Nevada now owns two (2) provisional patent applications which it acquired from Dr. Lombardi.  The Applications have since been incorporated into and converted into a single all-encompassing Utility Patent Application which has been filed with numerous governmental agencies in the United States, Canada and multiple other countries as is discussed below (collectively the “Utility Patent Applications”).The first Application describes a new and novel cannabis product that is produced by removing or significantly reducing the naturally occurring compliment of volatile organic molecules from cannabis, which primarily consist of terpenes, and are collectively known as the essential oils.  This new and novel cannabis product embodies any product produced from any of the of flowering plants of the genus Cannabis, using any convenient method for removing or significantly reducing the naturally occurring compliment of essential oils, and, which at the same time, generally preserves the naturally occurring compliment of cannabinoids in a product that retains the naturally occurring physical structure of cannabis plant material that is normally consumed by way of smoking (combustion and subsequent inhalation) and also leaves the modified harvested cannabis plant material undamaged and still in a condition that it can be smoked in the same manner as before it was modified by the process and/or processes described herein. As used herein, the term “cannabis” includes industrial hemp which is defined as the plant Cannabis sativa L. having a Δ9-tetrahydrocannabinol (THC) concentration of not more than 0.3 percent on a dry weight basis (“hemp”).

The second Application describes a new and novel cannabis product that is produced by further modifying a cannabis product based on the first Application containing cannabis plant material that has been previously modified by removing or significantly reducing the naturally occurring compliment of volatile organic molecules, which primarily consist of terpenes, and are collectively known as the essential oils, so as to create a low, or no, odor and reduced flavor form of cannabis product. The previously modified cannabis product is then subjected to additional modification, or modifications, consisting of the addition of volatile organic molecules, either naturally occurring or synthetically produced, including, but not limited to, essential oils, flavorings or terpenes and terpenoids so as to cause it to have new and unique odors and flavors.

By using the techniques and processes covered by the two Applications, High Sierra Nevada can create a low, or no, odor and reduced flavor form of cannabis, which can be used in that state or modified to have new and unique odors and flavors.

High Sierra Nevada’s Intellectual Property encompasses the dried cannabis plant material, or flower, that is intended to be smoked, as well as any dried cannabis plant material that is intended to be smoked and to which flavoring is added. It should be noted that this technology is also applicable to the use of hemp-based products that are to be smoked both in non-flavored and flavored forms.

High Sierra Nevada has engaged the law firm of Oliff PLC to prosecute its patent Applications.  In January 2019, the two (2) provisional patent Applications were combined into one broad and all encompassing Utility Patent Application which was filed with the United States Patent and Trademark Office, the Canadian Intellectual Property Office and under the provisions of the Patent Cooperation Treaty (“PCT”) which will afford High Sierra Nevada additional temporary protection in an additional 152 other countries.

High Sierra Nevada’s current Intellectual Property Applications are specific to the dried cannabis plant material where the characteristic odor and flavor have been removed or significantly reduced as well as products that utilizes the first product. High Sierra Nevada believes that its intellectual property may be able to be expanded to include other opportunities in the cannabis and industrial hemp markets.  High Sierra Nevada is currently attempting to develop such products, independently, and through joint venture arrangements.  However, the Company can offer no assurance that High Sierra Nevada will be successful in this effort.

High Sierra Nevada believes that it is likely that its Provisional Patent Applications and the Utility Patent Applications will be converted into full Utility Patents to be issued in due course in both the United States and Canada.  During the time allowed under the provisions of the PCT, High Sierra Nevada intends to determine in which foreign countries it will be appropriate to file additional utility patent applications.

Marketing Plans to License the Intellectual Property

High Sierra Nevada is now marketing the licensing of its technology in states in the U.S. where cannabis and/or hemp has been legalized both for medicinal and/or recreational use.  It also plans to use a similar marketing strategy in all provinces in Canada which has legalized both the medicinal and recreational uses of cannabis as of October 17, 2018. Hemp has long been legal in Canada. High Sierra Nevada is targeting entities that are licensed to produce, process and/or manufacture cannabis and/or hemp related products.  High Sierra Nevada also believes that its technology will be of interest to tobacco companies in the United States, Canada and other places if those companies choose to enter the cannabis and/or hemp marketplaces as the legalization of cannabis and/or hemp progresses.

High Sierra Nevada considers every manufacturer of cannabis and/or hemp products a potential customer. Because each is registered with its respective State and are of public record, High Sierra Nevada has begun to identify each manufacturer for a direct marketing campaign. High Sierra Nevada plans to aggressively exploit what it believes to be niche areas of the cannabis and/or hemp markets that are not currently being addressed.

Presently, manufacturers of cannabis and/or hemp products are limited to selling low-odor cannabis and/or hemp for smoking, as an extract, and are limited to selling flavored product either as an extract for smoking or edibles. While it is possible to produce a flavored dried plant form without first removing the natural complement of terpenes, High Sierra Nevada believes that the strong natural smell and flavor makes it impractical to add additional flavoring other than additional terpenes.

Because low odor or no odor cannabis and/or hemp plant material products for smoking are novel and currently do not exist, it is High Sierra Nevada’s goal to create a market for such products by demonstrating their utility and desirability. Low-odor cannabis and/or hemp plant material allows one to smoke cannabis and/or hemp without its use being apparent due to the residual smell on the user. It also allows the user the convenience of smoking cannabis and/or hemp in the form of a rolled cigarette or a pipe. Because low-odor and flavored cannabis and/or hemp plant material can be conveniently made into cigarettes, it is High Sierra Nevada’s belief that as cannabis and/or hemp gain acceptance according to local and Federal laws, that the large tobacco companies will want to enter the cannabis and/or hemp market spaces and will rely on their present business model of selling cigarettes that are pre-packaged. These companies are all potential clients to license High Sierra Nevada’s technology.

As of the date of this prospectus, High Sierra Nevada has entered into negotiations for the licensing of its technologies with a number of companies in three Western States that have legalized both the medicinal and recreational uses of cannabis as well as having legalized the growing of hemp for medicinal uses. High Sierra Nevada has entered into Non-Disclosure Agreements and non-binding Letters of Intent with two of these companies and is in negotiations with other companies.  High Sierra Nevada has also entered into a Non-Disclosure Agreement and Letter of Intent with another company to patent and develop farm equipment specifically designed to increase the efficacy of the planting and production of both cannabis and industrial hemp crops.

Industrial Hemp Farming Business

On May 13, 2019 High Sierra Nevada entered into a five-year lease on a 200-acre parcel of undeveloped land located in McDermitt, Nevada which includes the rights to use any and all water associated with this land for our industrial hemp growing operation.  We are currently growing and will subsequently harvest and process industrial hemp on the property pursuant to License Number 2019216G issued by the Department of Agriculture for the State of Nevada.  On June 15, 2019 we entered into a Consulting and Confidentiality Agreement with John Mentaberry to manage the industrial hemp growing operations on the leased property. The term of the agreement lasts until December 31, 2019 and is automatically renewed for one-year terms unless either party gives notice to the other of their intention not to renew.  Under the Consulting Agreement we paid advance payments of $31,000 to Mr. Mentaberry and we agreed to pay a monthly payment of $2,000 per month and reimburse the consultant’s reasonable expenses.

Now that the farming project has commenced, we believe that it will be beneficial to build a processing plant in either McDermitt, Nevada, or some other location in northern Nevada, to process the industrial hemp that will result from our use of this 200 acre property.  However, we would first need to successfully raise substantial equity funds before undertaking such a construction project.  We can offer no assurance that we will be able to successfully raise such funds.  In the alternative, we are actively pursuing the possibility of outsourcing the processing that will be required for the crop that we are currently growing in 2019.

The Company has already purchased farming and harvesting equipment from Campbell Tractor & Implement in Nampa, Idaho used in the planting of the industrial hemp seeds and equipment which will be used in the harvesting of the industrial hemp crops.  Such equipment includes the following: (a) seed planting machine purchased April 22, 2019 for $35,000; (b) disk purchased May 17, 2019 for $7,500; and (c) a windrower purchased July 30, 2019 for $56,500.  The Company also has purchased a combine from USA Hemp Company in Molalla, Oregon on July 18, 2019 to be used in the harvesting of industrial hemp. These equipment items have been fully paid for by the Company except for a payment of $37,500 which is due to be made on the combine in a few weeks when it is delivered.

General Information Concerning Cannabis and Hemp and Related Regulatory Laws

Currently, cannabis is consumed in three forms. The dried plant material that is smoked, extracts of cannabis that are smoked using devices such as e-cigarettes, and cannabis consumables. Hemp based products may also be consumed by these same three methods as well as being used as a topical application to the skin. High Sierra Nevada’s Intellectual Property is currently specific for dried cannabis plant material, including hemp, which is intended to be consumed by smoking which High Sierra Nevada believes to be the largest segment of the cannabis related market.

After the recent national and local elections in November of 2018, recreational cannabis is now currently legal in ten states and the District of Columbia and medicinal cannabis is now legal in 33 states, the District of Columbia, Guam and Puerto Rico. Thirteen states and the U.S. Virgin Islands have passed laws decriminalizing cannabis in some form.  In addition, Canada has legalized both medicinal and recreational cannabis in all provinces as of October 17, 2018.  Hemp, which is defined as cannabis, with a tetrahydrocannabinol (THC) content of less than 0.3%, has long been legalized in Canada. It should be noted that cannabis continues to be illegal at the Federal level in the United States. It should be further noted that, with the President’s signature on the Hemp Farming Act of 2018 that was passed overwhelmingly by Congress, the non-psychoactive components of cannabis, such as cannabidiol will become legal in all states and will cease to be controlled substances that come under the authority of the Food and Drug Administration.

With the enactment on December 20, 2018 of the Hemp Farming Act of 2018, hemp and/or cannabidiol based products are no longer classified as controlled substances. High Sierra Nevada believes that its technology will also be readily applicable to hemp and/or cannabidiol based products that may be consumed via combustion and subsequent inhalation and/or ingestion in various forms.  Because there are currently known uses of hemp and/or cannabidiol products that use combustion and subsequent inhalation as a method of consumption, High Sierra Nevada believes that such producers and users of these products will see a similar advantage to the use of High Sierra Nevada’s technologies as do the producers and users of medical and recreational cannabis products that are consumed via combustion and subsequent inhalation and/or ingestion in various forms.

Because High Sierra Nevada’s primary business model is based on the licensing of its technology, it is not necessary for High Sierra Nevada to handle, sell or distribute cannabis in order to benefit from the rapidly expanding cannabis market. Accordingly, High Sierra Nevada is not directly subject to the limitations imposed by these existing Federal laws in the United States as they may relate to cannabis. With the enactment on December 20, 2018 of the Hemp Farming Act of 2018, hemp-based products have ceased to be controlled substances that come under the authority of the Drug Enforcement Administration thus providing High Sierra Nevada an opportunity in a new marketplace that is not subject to the same level of Federal regulation as is the marijuana form of cannabis.  This puts High Sierra Nevada in a unique position to benefit from the rapidly expanding cannabis and hemp industries, while at the same time, not being directly subject to the Federal controlled substance laws of the United States.

Market Place Overview

According to a report by the Brightfield Group, the global cannabis market is currently estimated to be worth $7.7 billion and will likely experience a compound annual growth rate of 60 percent as other countries liberalize their marijuana laws. It should also be noted that Wall Street analysts have projected that the change in the laws related to cannabis in Canada could create as much as $5 billion in additional sales. The international market for cannabis is projected to hit $31.4 billion by 2021, according to a report from the Brightfield Group.  Cowen & Co. has estimated that U.S. cannabis sales could reach $75 billion by 2030.  Furthermore, a report by the European investment bank Bryan, Garnier & Co., projects legal global cannabis market will grow by more than 1,000% over the next decade and could reach $140 billion by 2027.

According to 2016 statistics reported by the State of Washington, sales of cannabis flower represented 61% of total cannabis product sales. Because of the new and novel nature of High Sierra Nevada’s product, it’s difficult to estimate the potential market; however, if one assumes that cigarette sales statistics are a reflection of potential cannabis sales, methanol cigarette sales are estimated to represent 30% of total tobacco sales (Lorillard, Inc. 2012 Form 10-K, p. 40. U.S. Securities and Exchange Commission). High Sierra Nevada believes that cannabis products that employ its technology (with respect to utilizing unflavored product as the starting material to make a flavored product) will create a significant addition to the existing cannabis markets.  High Sierra Nevada further believes that it is reasonable to project a similar percentage of flavored cannabis sales as opposed to non-flavored cannabis sales. If trends for tobacco cigarettes are an indication of future cannabis cigarette sales, flavored cannabis cigarettes could represent a market of $1.4 billion (based on $7.7 billion total 2016 cannabis sales, 61% cannabis flower sales, and 30% flavored cannabis sales). High Sierra Nevada believes that it may earn significant licensing revenue from licensing its existing technology, based on its proposed 10% licensing fee. If large tobacco companies enter the cannabis marketplace, they are likely to represent a new and highly significant licensing revenue source for High Sierra Nevada.

Of the five Western states that have legalized cannabis, the first-year sales for each state were significant.  Nevada had first year sales of approximately $425 million (based on only 6 months of sales in 2017), Colorado had first year sales of approximately $303 Million, Washington had first year sales of approximately $259 million and Oregon had first year sales of approximately $241 million.  According to BDS Analytics, it is projected that California will have sales in excess of $3.7 billion it its first year of legalization (2018).  Additionally, Colorado reported 2017 sales of approximately $1.5 billion, Washington reported 2017 sales of approximately $1.3 billion and Oregon reported 2017 sales of approximately $500 million (based on recreational dispensary sales only.  According to projections by BDS Analytics and Acrview Market Research, the market for cannabis-based products approached nearly $10 billion in 2017 which represents a 33% increase over 2016.  Both companies indicate that this percentage of annual increase will continue to grow based on more states legalizing cannabis for recreational use and the recent change in the laws in Canada that went into effect on October 17, 2018.

Currently, companies such as Canopy Growth, Cronos Group and Tilray which are based in Canada have begun to be traded both on the NASDAQ and the New York Stock Exchange.  Constellation Brands has recently invested $4 billion in Canopy Growth based on its belief in the strong future for the market place for cannabis.

Recent surveys conducted by PSB Research, Civilized, Burson Cohn & Wolf and Buzzfeed News have disclosed that over 50% of Americans feel that smelling marijuana smoke in public is a problem.  The same survey disclosed that over 60% of Canadians felt the same way.  This survey certainly goes to support the concept behind the Company’s intellectual property.

It should be noted that none of these statistics or projections include products based on the non-psychoactive components of cannabis, such as hemp and/or cannabidiol.  These are markets that Statista has estimated will grow from $108 million in 2014 to $1.5 billion in 2022.  In 2016, Forbes predicted that these markets are likely to grow 700% by 2020.  High Sierra Nevada believes that its opportunities will be increased with its proposed entrance into the non-psychoactive components of cannabis, such as hemp and/or cannabidiol marketplaces.

Competition

High Sierra Nevada is not aware of any other companies that are working on similar technology that can be applied to cannabis and/or hemp flower products to remove or significantly reduce the odor and flavor of such products which are consumed by smoking and/or ingestion.  However, High Sierra Nevada believes that eventually there may be competitors in this line of its business.  High Sierra Nevada believes that it will have an early competitive advantage being the first to enter this line of business, and it believes that its Utility Patent Applications, if granted, will give High Sierra Nevada some significant protection from competing companies.

High Sierra Nevada believes that its only significant competition in this line of business at the present time is those companies or individuals who sell cannabis and/or hemp extracts and/or cannabis and/or hemp-based consumables with low or no odor or flavor.

There are numerous other companies and individuals that compete in growing industrial hemp.  Most of those companies are substantially larger than we are and have much greater financial resources than we do.  We can offer no assurance that we will be able to compete successfully against our competitors in this line of business.

Employees

As of the date of this prospectus, we have only three part-time employees who are our officers Vincent C. Lombardi, Gregg W. Koechlein and Glenn C. Miller, and no full time employees.  Mr. Lombardi and Mr. Koechlein each devote approximately sixteen (16) hours per week to the business of the Company, and Mr. Miller devotes approximately eight (8) hours per week to the business of the Company.  They are not presently compensated for their part time services. We have no written employment agreements.  We have never experienced a work stoppage and believe our relationship with our employees is good.

Effect of Existing or Probable Governmental Regulations on our Business

We are subject to the following regulations of the SEC and applicable securities laws, rules and regulations:

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K applicable to larger companies.

Sarbanes/Oxley Act

We are also subject to the Sarbanes/Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthen auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; auditor attestation to management’s conclusions about internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders at special or annual meetings thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We are also required to file Annual Reports on SEC Form 10-K and Quarterly Reports on SEC Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on SEC Form 8-K.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.”  As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not an “emerging growth company,” like those applicable to a “smaller reporting company,” including, but not limited to, a scaled down description of our business in Securities and Exchange Commission filings; no requirements to include risk factors in Exchange Act filings; no requirement to include certain selected financial data and supplementary financial information in SEC filings; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements that we file under the Exchange Act; no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting; and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We are also only required to file audited financial statements for the previous two fiscal years when filing registration statements, together with reviewed financial statements of any applicable subsequent quarter.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”  We can remain an “emerging growth company” for up to five years after the completion of our primary offering.  We would cease to be an “emerging growth company” prior to such time if we have total annual gross revenues of $1 billion or more and when we become a “larger accelerated filer,” have a public float of $700 million or more or we issue more than $1 billion of non-convertible debt over a three-year period

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Cost and Effects of Compliance with Environmental Laws

Our current business operations are not subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost.

Change in Control

There was a change in control of the Company that occurred on December 31, 2018 in connection with the acquisition of High Sierra Nevada, which is described above under DESCRIPTION OF BUSINESS – Business Development.  There has not been any other change in control of the Company within the last five years.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

PROPERTIES

On May 13, 2019 High Sierra Nevada entered into a five (5) year lease on a 200 acre parcel of undeveloped land located in McDermitt, Nevada which includes the rights to use any and all water associated with this land for our proposed growing operation.  We are growing industrial hemp on the property, and we plan to harvest and process the industrial hemp.  If the proceeds from this offering are not sufficient to enable the Company to process the hemp when it is harvested, we are actively pursuing the possibility of outsourcing the processing that will be required for the crop that we are currently growing in 2019.  The basic lease terms for this property are: as consideration for the use of the land and the water, the Lessor will receive an annual participation bonus of 15% of the gross crop yield from the leasehold properties.  Gross Crop Yield being defined as either the raw product, by dry weight, of the total amount of the crop actually harvested from the Property or the actual net cash amount, after all expenses derived from the growing, processing and sale of said crop actually harvested from the Property, but excluding those costs that are the Lessee’s Obligations.

In June 2019, we entered into a month to month sublease agreement to acquire some office space.  The office is approximately 218 square feet.  The sublease payment is $420 per month and includes the office space and all utilities except for phone/fax/internet.  We have no other real property at the present time.

REPORTS TO SECURITY HOLDERS

We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. Section 15(d) of the Exchange Act makes us subject to the informational requirements of the Exchange Act upon effectiveness of our Registration Statement on Form S-1 until such time as our reporting obligation is suspended in accordance with applicable federal securities laws and regulations. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at 1495 Ridgeview Drive, Suite 230A, Reno, Nevada 89519 and our telephone number is (775) 224-4700.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding and, to the knowledge of our management; no federal, state or local governmental agency is presently contemplating any proceeding against us.  No director, executive officer or affiliate of ours or owner of record or beneficially of more than 5% of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no “established trading market” for our shares of common stock.  Our shares of common stock are listed on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “HSTI;” however, management does not expect any established trading market to develop in our shares of common stock unless and until we have material operations.  In any event, no assurance can be given that any market for our common stock will develop or be maintained. If a public market ever develops in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to Rule 144 of the SEC by members of management or others may have a substantial adverse impact on any such market.  See the heading “Rule 144” below for requirements of resales of shares of our common stock under Rule 144.

We have a limited public float of approximately 189,642 shares of our outstanding common stock, and there has been no established trading market in our common stock for many years. These factors may result in uncertainty and volatility in the trading price of our common stock that may not have any relation to our current or future prospects.

Set forth below are the high and low closing bid prices for our common stock for each quarter of 2018 and 2017.  These bid prices were obtained from OTC Markets, Inc.  All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Period	High	Low
January 1, 2018 through March 31, 2018	$1.25	$1.25
April 1, 2018 through June 30, 2018	$1.25	$1.25
July 1, 2018 through September 30, 2018	$1.25	$1.25
October 1, 2018 through December 31, 2018	$1.25	$1.25
January 1, 2017 through March 31, 2017	$1.25	$1.25
April 1, 2017 through June 30, 2017	$1.25	$1.25
July 1, 2017 through September 30, 2017	$1.25	$1.25
October 1, 2017 through December 31, 2017	$1.25	$1.25

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

• Current public information,

• Volume limitations,

• Manner of sale requirements for equity securities, and

• Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

• Current public information,

• Volume limitations,

• Manner of sale requirements for equity securities, and

• Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

Rule 144 is generally unavailable for the resale of shares of stock of publicly reporting shell companies.  After such a company ceases to be a shell company, then Rule 144 may become available for the resale of its outstanding shares beginning 12 months after it files “Form 10 information” with the SEC.  We believe that we are no longer a shell company following the closing of our acquisition of our High Sierra Nevada subsidiary, and that Rule 144 will become available one (1) year following the filing of our Current Report on Form 8-K which was filed on January 2, 2019.

Section 4(a)(1) of the Securities Act

Since we were a shell company as defined in subparagraph (i) of Rule 144 up until December 31, 2018 when we acquired our High Sierra Nevada subsidiary, our shares of common stock that were issued while or after we became a shell company cannot be publicly resold under Rule 144 until one (1) year following the filing of our Current Report on Form 8-K which was filed on January 2, 2019.   Until those requirements have been satisfied, any resales of our shares of common stock must be made in compliance with the provisions of the exemption from registration under the Securities Act provided in Section 4(a)(1) thereof, applicable to persons other than “an issuer, underwriter or a dealer.”  That will require that such shares of common stock be sold in “routine trading transactions,” which would include compliance with substantially all of the requirements of Rule 144, including the availability of “current public information” about us as required by subparagraph (c)(1) or (c)(2) of Rule 144, regardless of the Rule’s availability; and such resales may be limited to our non-affiliates.  It has been the position of the SEC that the Section 4(a)(1) exemption (and its prior exemption, 4(1)) is not available for the resale of any securities of an issuer that is or was a shell company, by directors, executive officers, promoters or founders or their transferees.  See NASD Regulation,

Inc., CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, the so-called “Worm-Wulff Letter.”  The current position of the SEC that is contained in Securities Act Release No. 33-8899, effective February 15, 2008, and that codified the position of the SEC set forth in the Worm-Wulff Letter and revised Rule 144 as outlined above, is that Rule 144 now defines what resales can be made under Section 4(a)(1) of the Securities Act, and with limited exceptions, which are set forth in footnote 172 of that Release, shares of shell companies must be sold in compliance with Rule 144(i) that is quoted above.

Holders

We currently have approximately 55 stockholders, not including an indeterminate number who may hold shares in “street name.”

Dividends

We have not declared any cash dividends with respect to our common stock, and do not intend to declare dividends in the foreseeable future.  Our future dividend policy cannot be ascertained with any certainty, and if and until we determine to engage in any business or we complete any acquisition, reorganization or merger, no such policy will be formulated.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans for our employees.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

During the last three years, and during this year up to the date of this prospectus, we have not issued any unregistered securities other than the following:

1.

 On December 31, 2018 (the “Closing Date” or “Closing”), we acquired High Sierra Nevada in a stock for stock acquisition (“Share Exchange”).  High Sierra Nevada is now our wholly-owned subsidiary.  As consideration for the Share Exchange, we issued a total of 15,433,025 shares of our common stock of to the High Sierra Nevada shareholders on a 1 for 1 share basis.  The issuance of shares of our common stock to holders of High Sierra Nevada’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement. The names of the High Sierra Nevada shareholders who received shares of our Common stock are identified in the December 31, 2018 Current Report on Form 8-K which we filed on January 2, 2019.  The acquisition of High Sierra Nevada is a related party transaction since Vincent C. Lombardi, the President and largest shareholder of High Sierra Nevada prior to the Acquisition, also owned 766,975 shares of our common stock prior to the Acquisition, which represented approximately 44.62% of our issued and outstanding shares prior to the Acquisition.  The terms of the Acquisition as described in the Agreement were negotiated principally between Mr. Lombardi, and Michael Vardakis who then served as the President and a director of the Company.

2.

In connection with the acquisition of High Sierra Nevada, we also issued 1,087,525 shares of its common stock to Michael Vardakis, our former President and director, for a cash payment of $21,750.50, 120,000 shares of our common stock to Melissa Ladakis, our former Secretary and director, for services rendered which were valued at $0.02 per share, 30,000 shares of our common stock to Lynette Kelch, for services rendered which were valued at $0.02 per share; and 1,800,000 shares of our common stock to Biored, N.V., a Belgian corporation (“Biored”).  Biored loaned the Company $500,000 in early June 2018 at five percent (5.0%) interest per annum.  Biored converted the principal amount of its loan ($500,000) and accrued interest of approximately $14,500 to the 1,800,000 shares of our common stock which it received, at a conversion price of approximately $0.2858 per share.  Similarly, the issuance of shares of our common stock to Biored, Mr. Vardakis, Ms. Ladakis and Ms. Kelch was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

3.

On May 29, 2019 we issued 100,000 shares of our common stock to Unigenics Global, Ltd. and 100,000 shares of our common stock to Rainer Busch.  The shares issued to Unigenics Global, Ltd. were issued pursuant to a Seed Purchase Agreement and represent partial payment for the hemp seed purchased by us.  The shares issued to Mr. Busch were issued as compensation for consulting services previously provided to us by Mr. Busch.  We have entered into an agreement with Livingston Services LLC, which hosts subscription-based webinars that feature speakers from various companies and industries. Speakers may cover several topics such as; innovations in industry; general market conditions as well as developments in their company.  The webinars provide opportunities for discussion, networking and exploring possible strategic alliances. Pursuant to this agreement, we will pay $6,000, in six (6) equal installments of $1,000 each month and 20,000 shares of the Company’s unregistered shares for these services.  These shares have been issued, or will be issued, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Use of Proceeds of Registered Securities

There were no proceeds received during the period from inception on August 6, 2018 through December 31, 2018, or during the three months ended March 31, 2019 from the sale of registered securities.

Purchases of Equity Securities by Us and Affiliated Purchasers

Except as described above under the heading “Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities,” during the last three fiscal years, there were no purchases of any equity securities of ours by us or any person on our behalf; nor were there any purchases of our equity securities by any affiliate of ours during the last three fiscal years.

Transfer Agent

Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121. Action Stock Transfer Corp.’s telephone number is (801) 274-1088.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF OPERATION

Forward-looking Statements

Statements made in this Annual Report, which are not purely historical, are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” “projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we may conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our current or potential business and related matters.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Financial Statement Presentation

High Sierra Nevada was incorporated in the State of Nevada on August 6, 2018.  It was formed with the intention that it would become the assignee, owner and licensor of certain Intellectual Property that was, prior to assignment, the property of Vincent C. Lombardi.  High Sierra Nevada was further formed with the goal that it would continue to develop and expand its intellectual property portfolio with an emphasis on the medicinal and recreational cannabis industries as well as the industrial hemp industry.

The Company was originally named Gulf & Orient Steamship Company, Ltd. ("Gulf") and was incorporated in the State of Colorado on May 9, 1996. Gulf originally intended to engage in the business of marine transportation. On December 31, 2018, Gulf entered into a Share Exchange Agreement with High Sierra Nevada and all the shareholders of the High Sierra Nevada.  The shareholders of High Sierra Nevada were issued shares of Gulf’s (the Company’s) common stock on a one for one share basis in exchange for their shares of High Sierra Nevada’s common stock.  The Share Exchange was treated as a recapitalization.   The consolidated financial statements of the Company are presented under successor entity reporting and include the balance sheets of High Sierra Nevada and Gulf and use the inception date of High Sierra Nevada as of August 6, 2018.

Plan of Operation

Our plan of operation for the next 12 months is to: (i) market the licensing of the Company’s technology in states in the U.S. where cannabis and/or hemp has been legalized both for medicinal and/or recreational use, and in the Canadian provinces; and (ii) grow industrial hemp on a 200 acre parcel of undeveloped land located in McDermitt, Nevada which is leased to us, and to harvest and process the industrial hemp; and (iii) seek to raise additional equity funding. During the next 12 months, our cash requirements include expenses to market our technology; expenses to pay for lease payments, and related farming expenses for planting, growing, harvesting, processing and marketing industrial hemp; the payment of our SEC reporting filing expenses, including associated legal and accounting fees; and costs incident to maintaining our good standing as a corporation in our state of organization.  We anticipate that we will need to raise additional equity funds to successfully operate an industrial hemp farming operation.  We have no commitments to raise any additional funds at the present time, and we can offer no assurance that we will be able to raise additional funds on terms acceptable to the Company.

Results of Operations

Period from Inception on August 6, 2018 through December 31, 2018

We had no revenues during the period from inception on August 6, 2018 through December 31, 2018.  We hope to start earning revenues during the present fiscal year ending December 31, 2019.  General and administrative expenses were $34,836 for the period from inception on August 6, 2018 through December 31, 2018.  We had an impairment loss of $7,683 for the period from inception on August 6, 2018 through December 31, 2018.  We had a net loss of $42,519 for the period from inception on August 6, 2018 through December 31, 2018.  Most all of these expenses were legal and accounting fees related to the acquisition of the Company’s High Sierra Nevada subsidiary and for the preparation and filing of reports with the SEC under the Exchange Act in the period from inception on August 6, 2018 through December 31, 2018.

Three Months Ended March 31, 2019

We have generated no revenues since inception. We hope to start earning revenues during the present fiscal year ending December 31, 2019. General and administrative expenses were $56,829 for the three months ended March 31, 2019. We had a net loss of $56,829 for the three months ended March 31. 2019. Most all of these expenses were legal and accounting fees related to the acquisition of the Company’s High Sierra Nevada subsidiary and for the preparation and filing of reports with the SEC under the Exchange Act.

Liquidity and Capital Resources

Period from Inception on August 6, 2018 through December 31, 2018

The cash flows from operating activities consisted of the following: During the period from inception on August 6, 2018 through December 31, 2018, we had an impairment to patents of $7,683, issuance of shares for services of $5,150 and an increase in accounts payable and accrued expenses of $19,424 resulting in net cash used in operating activities of $10,262.

The cash flows from financing activities consisted of the following: During the period from inception on August 6, 2018 through December 31, 2018, we received cash from the acquisition of the High Sierra Nevada subsidiary in the amount of $218,265, and proceeds from the sale of common stock in the amount of $12,250, for total net cash provided from financing activities in the amount of $230,515.

As reflected in the consolidated financial statements, the Company has incurred current period losses and has had negative cash flows from operating activities. The Company also incurred losses in prior periods.  Our currently available capital resources should allow us to conduct planned operations for at least the next six (6) months.  We intend to fund future operations for the next 12 months through cash on hand, and through raising funds from debt and/or equity offerings. Currently, we cannot provide assurance that such financing will be available to us on favorable terms, or at all.  If, after utilizing the existing sources of capital available to us, further capital needs are identified and if we are not successful in obtaining the required financing, we may be forced to curtail our existing or planned future operations.  We believe our plans will enable us to continue our current operations for in excess of one year from the issuance date of this Annual Report. However, those plans are dependent upon obtaining additional capital until cash flows from operations generated are sufficient to fund operations.

Three Months Ended March 31, 2019

We had $165,704 in cash and $27,704 in current liabilities as of March 31, 2019. See our Plan of Operation above for information about our cash requirements for the next 12 months.

The cash flows from operating activities consisted of the following: During the three months ended March 31, 2019, we had an increase in accounts payable and accrued expenses of $2,280. When this is subtracted from our net loss of $56,829, it results in net cash used in operating activities of $54,549.

As reflected in the unaudited consolidated financial statements, the Company has incurred current period losses and has had negative cash flows from operating activities. The Company also incurred losses in prior periods. Our currently available capital resources should allow us to conduct planned operations for at least the next six (6) months. We intend to fund future operations for the next 12 months through cash on hand, and through raising funds from debt and/or equity offerings. Currently, we cannot provide assurance that such financing will be available to us on favorable terms, or at all. If, after utilizing the existing sources of capital available to us, further capital needs are identified and if we are not successful in obtaining the required financing, we may be forced to curtail our existing or planned future operations. We believe our plans will enable us to continue our current operations for at least the next twelve months. However, those plans are dependent upon obtaining additional capital until cash flows from operations generated are sufficient to fund operations.

Limited Business History; Need for Additional Capital

There is limited historical financial information about the Company upon which to base an evaluation of our performance. We have not generated any revenues from our business. We cannot guarantee that we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a licensing business enterprise and potentially an industrial hemp farming business, including limited capital resources. We have no intention of entering into a merger or acquisition within the next 12 months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fully implement our business plan. We are seeking additional funding through the sale of shares pursuant to this prospectus.  Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $8,750,000 gross proceeds, in the primary offering, we believe that we can satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Emerging Growth Company Critical Accounting Policy Disclosure

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B of the Securities Act for complying with new or revised accounting standards.  As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements of any kind for the period from inception on August 6, 2018 through December 31, 2018 or during the three months ended March 31, 2019.

Subsequent Loans

On June 6, 2019, the Company borrowed $50,000 from Larry Mamey and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later. On July 10, 2019, the Company borrowed $50,000 from Or Crown Auto and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later. On July 17, 2019, the Company borrowed $2,500 from our current President and director, Vincent C. Lombardi, and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later.   The promissory note to the Martineaus also contains an assignment of a 3.0% interest in the Gross Crop Yield from the Company's 2019 hemp crop in McDermitt, Nevada.   On July 31, 2019, the Company borrowed $50,000 from Leland A. and Terri L. Martineau and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later.  On July 30, 2019, the Company borrowed $50,000 from Biored N.V., a Belgian corporation, and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later. The Company may seek additional loans from third parties on the same or similar terms in the near future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Below are the names of and certain information regarding the Company’s current executive officers and directors.  All of these persons were appointed effective as of the closing of the acquisition of High Sierra Nevada, except that Gregg W. Koechlein was not appointed a director of the Company until March 26, 2019:

Name	Age	Position	Date Named to Board of Directors/or as Executive Officer
Vincent C. Lombardi	54	Director, Chief Executive Officer and President	December 2018
Gregg W. Koechlein	70	Director, Chief Financial Officer, Chief Operating Officer, General Counsel, Treasurer and Secretary	December 2018 as an officer and March 2019 as a Director
Glenn C. Miller	68	Chief Scientific Officer	December 2018

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum.  However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

The authorized number of directors to constitute our Board of Directors is presently two.  Pursuant to the terms of the Share Exchange Agreement, High Sierra Nevada and the Company agreed that the Company’s Board of Directors, as of the Closing of the Share Exchange, would consist of two members.  Our Board of Directors is now comprised of Messrs. Lombardi and Koechlein.  Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Vincent C. Lombardi, Ph.D., President, Chief Executive Officer and Director

Dr. Lombardi has served as the Company’s Chief Executive Officer, President and as a Director since December 31, 2018. He has served in those capacities for High Sierra Nevada since its inception in August 2018 and continues to do so. For the past five years, Dr. Lombardi has managed a basic and clinical research program. He received his Ph.D. in Biochemistry from the University of Nevada, Reno in 2006. He has previously served as the Director of Research for the Nevada Center for Biomedical Research and is also an Adjunct Assistant Professor of Biochemistry with the University of Nevada, College of Agriculture, Biotech, Natural Resources. While Dr. Lombardi is a classically trained Biochemist, he has extensive research experience in the field of Immunology and specifically, in studying the innate immune system and how it relates to chronic disease. He also has substantial experience in clinical research, has authored dozens of peer-reviewed scientific publications. Prior to his career in science, Dr. Lombardi worked in the investment industry from 1983 to 1999 as a securities broker, an over-the-counter securities trader and as an investment banker. Dr. Lombardi is the inventor of High Sierra Nevada’s intellectual property and will guide the Company as its President and Chief Executive Officer.

Gregg W. Koechlein, Esq., Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer, General Counsel and Director

Mr. Koechlein has served as the Company’s Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer and General Counsel since December 31, 2018. He has served as a Director since March 2019.  He has served in those capacities for High Sierra Nevada since its inception in August 2018 and continues to do so. Mr. Koechlein has maintained an active law practice for the last five years focusing mainly on transactional work, state and federal court litigation and federal appellate work. He has also provided consulting services to various clients in the medical, clinical laboratory and restaurant sectors. Mr. Koechlein received his Juris Doctor degree from the Loyola Law School in Los Angeles, California in 1984. He brings to the Company over 33 years of legal experience and over 45 years of business experience. From 1987 to 1989 Mr. Koechlein was Vice President of Manufacturing and General Counsel of Super Shops, Inc. He served as its President, Chief Operating Officer and General Counsel from 1989 to 1997. As President, he was responsible for all operational and strategic aspects of a chain of 165 retail stores in 31 states employing nearly 2000 people. These operations included a mail order sister company startup that had first year annual revenues of $35 million. During his tenure, Super Shops, Inc. grew from 53 to 165 stores, one to four warehouses and the annual consolidated revenues grew from $80 million to approximately $250 million. During this same time period, the Mallory, Inc. subsidiary nearly tripled its annual revenues.

Glenn C. Miller, Ph.D., Chief Scientific Officer

Dr. Miller serves as the Company’s Chief Scientific Officer. He has served in those capacities for High Sierra Nevada since its inception in August 2018 and continues to do so. For the past five years, Dr. Miller has managed a basic research program. Dr. Miller is a Professor of Natural Resources and Environmental Science at the University of Nevada, Reno. He received his B.S. in Chemistry from the University of California, Santa Barbara and a Ph.D. in Agricultural and Environmental Chemistry (1977) from the University of California at Davis. Following graduate studies, he spent a year of postdoctoral study at the EPA’s Environmental Research Laboratory in Athens, Georgia. He has been on the UNR faculty since 1978 and was Director of the Graduate Program in Environmental Sciences and Health from 1996-2006 and Director of the Center for Environmental Sciences and Engineering from 1999-2003. Dr. Miller also currently serves on the State of Nevada’s Medical Marijuana Independent Laboratory Advisory Committee. As a member of the Scientific Advisory Committee, Dr. Miller brings over 40 years of scientific experience to the Company.

Scientific Advisory Committee

The Company’s Scientific Advisory Committee consists of Glenn C. Miller, Ph.D., Karen Schlauch, Ph.D and Timothy Bailey, Ph.D. Its purpose is to advise the Board of Directors concerning scientific matters related to the development and application of existing and new technologies. Persons may be elected to, and removed from, the committee by vote of the Company’s Board of Directors. Certain information concerning the persons who serve on the committee follows:

Karen Schlauch, Ph.D.

Dr. Schlauch received a B.S. Mathematics / Computer Science from the University of Illinois in 1989. She received a M.A. in Mathematics in 1991 from Eastern Illinois University as well as a M.S. in Mathematics from New Mexico State University in 1994. Dr. Schlauch received her Ph.D. in Mathematics from New Mexico State University in 1998. She completed her Post-Doctoral Fellowship in 2000 at the National Center for Genome Resources in Santa Fe, New Mexico. Her interest in the fields of human biostatistics and bioinformatics began with research at the human genetics research institute at DeCODE Genetics in Reykyavik, Iceland, and continued with genomics research in obesity and liver disease at George Mason University and INOVA Fairfax Hospital, as well as at the genotyping facility at the Boston University School of Medicine. Her current work is centered on providing developing new and robust mathematical and (bio)statistical tools to analyze large whole-genome datasets for researchers state-wide, including GWAS studies, next-generation experiments, and Mass Spectrometry studies.

Timothy Bailey, Ph.D.

Dr. Bailey received a B.S. in Mathematical Science in 1977 from Stanford University. He received both a M.S. in 1991 and a Ph.D. in Computer Science from the University of California, San Diego. He completed a Post-Doctoral Fellowship at the San Diego Supercomputer Center in 2000 and a second Post-Doctoral Fellowship at the Karolinska Institute in Stockholm, Sweden in 2001. From 2002 to 2015, Dr. Bailey was a Professor and held various Research Fellowships at the University of Queensland, Brisbane, Old, Australia. Dr. Bailey was the creator of the sequence motif discovery algorithm “MEME”. This is one of the most heavily used software tools in bioinformatics and has been used to discover and characterize patterns in DNA, RNA and protein sequences. These patterns encode biological signals such as transcription binding sites, splice junctions and the active sites of enzymes. The discovery and characterization of motifs has been important in the study of many biological processes including the regulation of gene expression. MEME has been used and cited over 7000 times. MEME was one of the first algorithms introduced to attack the problem of motif discovery in unaligned sets of sequences and continues to be used by thousands of biologists each year. In addition to motif discovery tools, Dr. Bailey’s research has also developed several widely-used tools used for scanning DNA, RNA or protein sequences for motifs represented as weight matrices. These tools can look for sequences enriched in a set of motifs (MAST), individual motif occurrences (FIMO and GLAM2Scan), and sequences containing clusters of motifs characteristic of gene regulatory modules (MCAST).

Directorships Held in Other Reporting Companies

None of our directors or executive officers is a director of a company that is required to file reports under Sections 15 or 13(d) of the Exchange Act.

Director Independence

We have no independent directors at the present time. We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Family Relationships

There are no family relationships among our Directors or executive officers.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until the next annual meeting of the Board of Directors or until removed by the Board.

Significant Employees

As of the date hereof, the Company has no employees other than its officers, Vincent C. Lombardi, Gregg W. Koechlein and Glenn C. Miller.   They are not presently compensated for their part time services.

Audit Committee and Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Ethics for our principal executive and financial officers. Our Code of Ethics was filed as an Exhibit to our Form 10-K Annual Report for the year ended December 31, 2013.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

The following tables disclose certain compensation information concerning the Company’s officers and directors. Please note that Vincent C. Lombardi became an officer and director of the Company on December 31, 2018, Gregg W. Koechlein became an officer of the Company on December 31, 2018 and a director on March 26, 2019, Michael Vardakis resigned as an officer on December 31, 2018 and as a director on March 25, 2019, and Melissa Ladakis resigned all positions she held with the Company on December 31, 2018.

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the fiscal periods indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vincent C. Lombardi, CEO, President and Director	2018	-	-	-	-	-	-	-	-

Gregg W. Koechlein COO, CFO, Secretary, Treasurer and Director	2018	-	-	-	-	-	-	-	-

Michael Vardakis, Former President and Director	2018	-	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-	-

Melissa Ladakis, Former Secretary, Treasurer and Acting CFO	2018	-	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-	-

Outstanding Equity Awards at Fiscal Year-End

Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Vested Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Vincent C. Lombardi	None	None	None	None	None	None	None	None	None
Gregg W. Koechlein	None	None	None	None	None	None	None	None	None
Michael Vardakis	None	None	None	None	None	None	None	None	None
Melissa Ladakis	None	None	None	None	None	None	None	None	None

Compensation of Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Vincent C.Lombardi	None	None	None	None	None	None	None
Gregg W. Koechlein	None	None	None	None	None	None	None
Michael Vardakis	None	None	None	None	None	None	None
Melissa Ladakis	None	None	None	None	None	None	None

Mr. Lombardi and Mr. Koechlein have indicated that they do not intend to draw salaries or other compensation from the Company until such time as the Company has sufficient funds to support one year’s operating expenses.

Option Exercises and Fiscal Year-End Option Value Table

No options have been granted or exercised by any officer or director.  None are outstanding.

Employment Agreements

We currently have no employment agreements with any officer, director or employee of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following tables set forth the shareholdings of those persons who were principal shareholders of our common stock as of the date of this prospectus:

Ownership of Principal Shareholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
Common	Vincent C. Lombardi 979 Westcliff Lane Reno, Nevada 89523	8,550,000	41.93%
Common	Gregg W. Koechlein 2560 Greensboro Drive Reno, Nevada 89509	3,250,000	15.94%
Common	Kenny L. De Meirleir Stuivenbergbaan 89 2800 Mechelen Belgium	1,800,000	8.83%
Common	Biored, N.V. De Tyraslaan 111 1120 Brussels Belgium	1,800,000	8.83%
Common	Michael Vardakis 601 South State Street Salt Lake City, Utah 84111	1,850,000	9.07%
Totals		17,250,000	84.60%

(1)

 Unless indicated otherwise, all share ownership is direct.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants.

Ownership of Officers and Directors

The following table sets forth the shareholdings of our directors and executive officers as of the date of this prospectus:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	Vincent C. Lombardi	8,550,000	41.93%
Common	Gregg W. Koechlein	3,250,000	15.94%
Common	Glenn C. Miller	100,000	0.49%
Totals		11,900,000	58.36%

(1)

Unless indicated otherwise, all share ownership is direct.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

Changes in Control

A change in control occurred December 31, 2018 when we acquired our wholly-owned subsidiary, High Sierra Nevada. To the best knowledge of management, there are no present arrangements or pledges of our securities which may result in a change in control of us.

RELATED PARTY TRANSACTIONS

Except as indicated below, since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company is to be a participant, in which the amount involved exceeds $2,203 (i.e., an amount equal to one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years), and in which any related person had or will have a direct or indirect material interest.

Transactions with Related Persons

On December 31, 2018, the Company acquired 100% of the issued and outstanding stock of High Sierra Nevada, in a stock for stock exchange transaction in which the Company issued 15,433,025 shares of its common stock to the High Sierra Nevada shareholders as consideration for the acquisition.  The acquisition was a related party transaction since Vincent C. Lombardi, the President and largest shareholder of High Sierra Nevada prior to the acquisition, also owned 766,975 shares of our common stock prior to the acquisition, which represented approximately 44.62% of our issued and outstanding shares prior to the acquisition.  In the acquisition of the High Sierra Nevada, Vincent C. Lombardi exchanged 7,783,025 High Sierra Nevada shares for an equal number of shares of our common stock on a 1 for 1 share basis.  Gregg W. Koechlein exchanged 3,250,000 shares of High Sierra Nevada common stock for an equal number of shares of our common stock on a 1 for 1 share basis.  Mr. Koechlein was not an officer, director or shareholder of the Company prior to the acquisition of High Sierra Nevada.

In connection with the acquisition of High Sierra Nevada, the Company also issued 1,087,525 shares of our common stock to Michael Vardakis, for a cash payment of $21,750.50, and 120,000 shares of our common stock to Melissa Ladakis for services rendered which were valued at $0.02 per share. Mr. Vardakis and Ms. Ladakis were officers and directors of the Company when these terms were agreed to by the parties.

Effective July 31, 2018, the Company entered into Debt Cancellation Agreements with seven of its related party noteholders pursuant to which it settled approximately $314,747 in debts for the payment of $216,100 from the $500,000 which it borrowed in June 2018. This included the settlement of $167,198 in principal and approximately $90,279 in accrued interest, which was settled with the Company’s former President, Michael Vardakis, for the payment of $187,000. Total interest forgiven by all noteholders was $98,647.

On July 17, 2019 the Company borrowed $2,500 from our current President and director, Vincent C. Lombardi, and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum, and is due six (6) months later.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this prospectus for period from inception on August 6, 2018 through December 31, 2018 have been audited and reviewed for the period ended December 31, 2018 by Pinnacle Accountancy Group of Utah and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by the law firm of Anderson, Call & Wilkinson, P.C., of Salt Lake City, Utah as counsel to the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Colorado, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  Our securities are registered under Section 12(g) of the Exchange Act. The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

High Sierra Technologies, Inc.

Index to the Financial Statements

Report of Independent Registered Public Accounting Firm
Balance Sheets – December 31, 2018 and March 31, 2019
Statements of Operations for the period from inception on August 6, 2018 through December 31, 2018 and for the three-month period ended March 31, 2019
Statements of Stockholders’ Equity for the period from inception on August 6, 2018 through December 31, 2018 and for the three-month period ended March 31, 2019
Statements of Cash Flows for the period from inception on August 6, 2018 through December 31, 2018 and for the three-month period ended March 31, 2019
Notes to Financial Statements

To The Board of Directors and Stockholders of

High Sierra Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of High Sierra Technologies, Inc. (the “Company”), formerly Gulf & Orient Steamship Company, LTD. as of December 31, 2018, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the period August 6, 2018 through December 31, 2018 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period August 6, 2018 through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2015

Farmington, Utah

April 15, 2019

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.
Consolidated Balance Sheets
December 31, 2018

ASSETS
Current Assets
Cash	$ 220,253

Total Current Assets	220,253

Total Assets	$ 220,253

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$ 25,424

Total Current Liabilities	25,424

Total Liabilities	25,424

Commitments and contingencies	-

Stockholder's Equity
Preferred stock, no par value, non-voting, 5,000,000 shares
authorized, 0 shares issued and outstanding at December 31, 2018	-
Common stock, no par value, 50,000,000 shares authorized;
20,189,643 issued and outstanding at December 31, 2018	237,348
Retained (Deficit)	(42,519)
Total Stockholders' Equity	194,829

Total Liabilities and Stockholders' Equity	$ 220,253

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.
Consolidated Statements of Operations

August 6,
(Inception)
Through
December 31,
2018
Revenues	$ -

Total revenues	-

Operating Expenses
General and administrative	34,836

Total operating expenses	34,836

(Loss) from continuing operations	(34,836)

Other (expense)
Bargain purchase (loss)	-
Impairment loss	(7,683)

Total (expense)	(7,683)

(Loss) before income taxes	(42,519)
Income taxes	-

Net (loss)	$ (42,519)

(Loss) per share-Basic and diluted	$ (0.00)

Weighted average shares outstanding
Basic and diluted	15,433,025

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.
Consolidated Statements of Stockholders' Equity

	Preferred Stock		Common Stock		Retained	Stockholders'
	Shares	Amount	Shares	Amount	(Deficit)	Equity
Balance-August 6, 2018	-	$ -	-	$ -	$ -	$ -

Recapitalization entry	-	-	4,756,618	212,265	-	212,265

Common stock issued for services	-	-	5,100,000	5,150	-	5,150

Common stock issued for patents and intellectual property	-	-	7,683,025	7,683	-	7,683

Common stock issued for cash	-	-	2,650,000	12,250	-	12,250

Net (loss) for the period ended December 31, 2018	-	-	-	-	(42,519)	(42,519)

Balance-December 31, 2018	-	$ -	20,189,643	$237,348	$ (42,519)	$ 194,829

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Consolidated Statements of Cash Flows

August 6,
(Inception)
Through
December 31,
2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$ (42,519)
Adjustments to reconcile net loss to net cash used
in operating activities:
Impairment of patents	7,683
Issuance of shares for services	5,150
Changes in assets and liabilities:
Increase in accounts payable and accrued expenses	19,424

Net cash provided by (used in) operating activities	(10,262)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash acquired from acquisition of High Sierra Technologies, Inc. acquisition	218,265
Proceeds from sale of common stock	12,250

Net cash provided by financing activities	230,515

Net Increase/(decrease) in cash	220,253

CASH AT BEGINNING PERIOD	-

CASH AT END OF PERIOD	220,253

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

NON-CASH TRANSACTIONS
Shares issued for consulting services	$ 5,150
Shares issued for patents	$ 7,683
Liabilities assumed in recapitalization	$ 6,000

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Notes to Audited Consolidated Financial Statements

December 31, 2018

NOTE 1- Summary of History and Significant Accounting Policies

Nature of Operations

The Company was incorporated in the State of Colorado on May 9, 1996. The Company originally intended to engage in the business of marine transportation. These plans did not materialize, and the Company considered alternative business opportunities.

On November 1, 2017, the Company incorporated Gulf Acquisition, Inc., a Utah corporation for the sole purpose of completing an Agreement and Plan of Merger.  This wholly-owned subsidiary had no activities in 2018.

Pursuant to the terms of the Merger Agreement, the parties had until December 15, 2017, to complete the Merger Agreement (the “Termination Date”).  The conditions of the Merger Agreement were not satisfied by the Termination Date, and therefore the Merger Agreement has been terminated.

On December 31, 2018 the Company entered into a Share Exchange Agreement with High Sierra and all the shareholders of High Sierra were shares of the Company on a one for one basis.  The Share Exchange was treated as a recapitalization of the Company, with the Company, Gulf & Orient Steamship Company, Ltd (the legal acquirer of High Sierra Technologies, Inc), considered the accounting acquiree, and High Sierra Technologies, Inc. (the legal acquiree of the Company) considered the accounting acquirer.  The consolidated financial statements as of December 31, 2018 are presented under successor entity reporting and include the balance sheets of High Sierra Technologies, Inc. and Gulf & Orient Steamship Company, Ltd and the results of operations and cash flows of High Sierra Technologies, Inc. from August 6, 2018 (inception) through December 31, 2018.  The merger was completed on December 31, 2018 and the results of operations and cash flows of Gulf & Orient Steamship Company, Ltd are considered insignificant.

High Sierra is a start-up that develops patents and other products used in the processing of cannabis, including industrial hemp, and currently are licensing these technologies to companies in the industry.  The Company will likely incur research and development expenses in the future, and intends to develop a policy regarding the same.

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

The Company consolidates its subsidiaries in accordance with ASC 810, and specifically ASC 810-10-15-8 which states, "[t]he usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, or over 50% of the outstanding voting shares of another entity is a condition pointing toward consolidation." All inter-company transactions have been eliminated during consolidation.

Concentration of Risk

The Company places its cash and temporary cash investments with established financial institutions.  At times, such cash and investments may be in excess of the FDIC insurance limit.

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Notes to Audited Consolidated Financial Statements

December 31, 2018

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Intangibles with Finite Lives

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Property, Plant and Equipment, where applicable to all long lived assets. FASB ASC 360-10 addresses accounting and reporting for impairment and disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with FASB ASC 360-10. FASB ASC 360-10 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

The Company does not amortize any intangible assets with finite lives.

Goodwill and intangible assets are reviewed for potential impairment whenever events or circumstances indicate that their carrying amounts may not be recoverable.  Management determined an impairment adjustment related to these intangibles was necessary at December 31, 2018 in the amount of $7,683 due to the uncertainty in the realization of the intangible value of these assets.

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Notes to Audited Consolidated Financial Statements

December 31, 2018

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Advertising

Advertising costs are expensed as incurred.  Advertising expenses for the period ended December 31, 2018 were $0.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices for identical assets and liabilities in active markets;

Level 2 — Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Emerging Growth Company Critical Accounting Policy Disclosure

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.   As an emerging grown company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has chosen to “opt out” of such extended transition period, and as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Notes to Audited Consolidated Financial Statements

December 31, 2018

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Segments

The Company operates in one business segment, namely the business of (1) Product development, (2) Patent development, (3) Technology licensing and (4) Other services in the cannabis  segment which includes industrial hemp.

Loss Per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2018.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Notes to Audited Consolidated Financial Statements

December 31, 2018

NOTE 2 – Intangibles

During the period from inception to December 31, 2018, the Company acquired certain provisional patents and other rights for common stock in the Company for a value of $7,683.  The Company has impaired the value of these patents due to not being able to determine the value of the items acquired.

NOTE 3 – Income Taxes

The Company adopted the provisions of ASC 740-10 . ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740-10 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of income.

The Company has no unrecognized tax benefit, which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the period ended December 31, 2018.

We classify interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of December 31, 2018, we had no accrued interest or penalties related to uncertain tax positions.

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Notes to Audited Consolidated Financial Statements

December 31, 2018

NOTE 3 – Income Taxes (Continued)

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The components of deferred income tax assets (liabilities) at December 31, 2018, were as follows:

	Balance	Rate	Tax
Federal loss carryforward	$ 42,219	21%	$ 8,866
Valuation allowance			(8,866)
Deferred tax asset			$ -

Due to the passage of the “Tax Cuts and Jobs Act” on December 20, 2017 the rate of the U.S. Federal Income Tax dropped from 34% to 21%, which is a flat percentage tax rate used for the calculation of the deferred income tax assets.

The new law also changes the rules on NOL carry forward. The 20-year limitation was eliminated, giving the taxpayer the ability to carry forward losses indefinitely. However, utilization of NOL carry forwards arising after January 1, 2018, will now be limited to 80 percent of taxable income.

NOTE 4 – Capital Changes

Common Stock

On December 31, 2018 we entered into a Share Exchange Agreement (the “Agreement”) with High Sierra Technologies, Inc., a Nevada corporation (“High Sierra”) and all of the shareholders of High Sierra, pursuant to which we acquired 100% of the issued and outstanding shares of common stock of High Sierra (the “Share Exchange” or “Acquisition”).  The Acquisition of High Sierra was consummated on the same date, and High Sierra is now a wholly-owned subsidiary of the Company. The names of the shareholders of High Sierra are listed in the Agreement, a copy of which is attached to our Form 8-K Current Report filed with the SEC on January 2, 2019 as Exhibit 2.1. As consideration for the Share Exchange, we issued a total of 15,433,025 shares of our common stock to the High Sierra shareholders.

The Company issued 15,433,025 shares of its common stock at $.001 per share for total proceeds of $25,083 during the period ended December 31, 2018 of which $12,250 was paid for in cash, $7,683 was paid by the contribution of certain intangibles, $5,150 was for services.

NOTE 5 – Contingencies and Commitments and Legal Matters Agreement and Plan of Merger

Management of the Company has conducted a diligent search and concluded that there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed.

At the report date, the Company had no material unrecorded contingencies.

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.

Notes to Audited Consolidated Financial Statements

December 31, 2018

NOTE 6 – Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2018 through the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statement other than the events described immediately below.

On March 25, 2019 a Special Meeting of the Company’s Stockholders was held at which the stockholders voted to change the Company’s name to High Sierra Technologies, Inc., and to approve certain other changes in the Company’s Articles of Incorporation which are described in the Company’s Definitive Proxy Statement.  These changes became effective on April 1, 2019.  A copy of our Amended and Restated Articles of Incorporation is attached to this Annual Report as Exhibit 3.2.

On March 25, 2019 following the shareholder meeting, Michael Vardakis resigned as a director of the Company.  On March 26, 2019, Vincent C. Lombardi, as the only remaining director of the Company, appointed Gregg W. Koechlein as a director of the Company to fill the vacancy left by Mr. Vardakis’ resignation.

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Known As Gulf & Orient Steamship Company, Ltd.)
Consolidated Balance Sheets
March 31, 2019 and December 31, 2018

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS

Current Assets
Cash	$ 165,704	$ 220,253

Total Current Assets	165,704	220,253

Total Assets	$ 165,704	$ 220,253

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$ 27,704	$ 25,424

Total Current Liabilities	27,704	25,424

Total Liabilities	27,704	25,424

Commitments and contingencies	-	-

Stockholder's Equity
Preferred stock, no par value, non-voting, 5,000,000 shares
authorized, 0 shares issued and outstanding at March 31, 2019
and December 31, 2018	-	-
Common stock, no par value, 50,000,000 shares authorized;
20,189,642 issued and outstanding at March 31, 2019
and December 31, 2018	237,348	237,348
Retained (Deficit)	(99,348)	(42,519)
Total Stockholders' Equity	138,000	194,829

Total Liabilities and Stockholders' Equity	$ 165,704	$ 220,253

See Accompanying Notes

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Known As Gulf & Orient Steamship Company, Ltd.)
Consolidated Statements of Operations

Three Months
Ended
March 31,
2019
(Unaudited)
Revenues	$ -

Total revenues	-

Operating Expenses
General and administrative	56,829

Total operating expenses	56,829

(Loss) before income taxes	(56,829)
Income taxes	-

Net (loss)	$ (56,829)

(Loss) per share-Basic and diluted	$ (0.00)

Weighted average shares outstanding
Basic and diluted	20,189,643

See Accompanying Notes

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Known As Gulf & Orient Steamship Company, Ltd.)
Consolidated Statements of Cash Flows

Three Months
Ended
March 31,
2019
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$ (56,829)
Adjustments to reconcile net loss to net cash used
in operating activities:
Changes in assets and liabilities:
Increase in accounts payable and accrued expenses	2,280

Net cash provided by (used in) operating activities	(54,549)

Net (decrease) in cash	(54,549)

CASH AT BEGINNING PERIOD	220,253

CASH AT END OF PERIOD	165,704

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

See Accompanying Notes

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Known As Gulf & Orient Steamship Company, Ltd.)
Consolidated Statements of Stockholders' Equity
Three Months Ended March 31, 2019
(Unaudited)

	Preferred Stock		Common Stock		Retained	Stockholders'
	Shares	Amount	Shares	Amount	(Deficit)	Equity
Balance-January 1, 2019	-	$ -	20,189,642	$237,348	$ (42,519)	$ 194,829

Net (loss) for the three months ended March 31, 2019	-	-	-	-	(56,829)	(56,829)

Balance-March 31, 2019	-	$ -	20,189,642	$237,348	$ (99,348)	$ 138,000

See Accompanying Notes

HIGH SIERRA TECHNOLOGIES, INC. AND SUBSIDIARIES

(FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.)

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and December 31, 2018

NOTE 1- Summary of History and Significant Accounting Policies

Nature of Operations

The Company was incorporated in the State of Colorado on May 9, 1996. The Company originally intended to engage in the business of marine transportation. These plans did not materialize, and the Company considered alternative business opportunities.

On November 1, 2017, the Company incorporated Gulf Acquisition, Inc., a Utah corporation for the sole purpose of completing an Agreement and Plan of Merger.  This wholly-owned subsidiary had no activities in 2018.  Pursuant to the terms of the Merger Agreement, the parties had until December 15, 2017, to complete the Merger Agreement (the “Termination Date”).  The conditions of the Merger Agreement were not satisfied by the Termination Date, and therefore the Merger Agreement has been terminated.

High Sierra Technologies, Inc., a Nevada corporation (“High Sierra”) was incorporated in the State of Nevada on August 6, 2018.  It was formed with the intention that it would become the assignee, owner and licensor of certain Intellectual Property that was, prior to assignment, the property of Vincent C. Lombardi, Ph.D. (the “Intellectual Property”) who is an officer, director and co-founder of High Sierra.  High Sierra was further formed with the goal that it would continue to develop and expand its intellectual property portfolio with an emphasis on the recreational cannabis industry as well as the industrial hemp industry.

On December 31, 2018 the Company entered into a Share Exchange Agreement with High Sierra and all the shareholders of High Sierra.  The shareholders of High Sierra were issued shares of the Company’s common stock on a one for one share basis in exchange for their shares of High Sierra’s common stock.  The Share Exchange was treated as a recapitalization of the Company, with the Company (the legal acquirer of High Sierra Technologies, Inc.) considered the accounting acquiree, and High Sierra Technologies, Inc. (the legal acquiree of the Company) considered the accounting acquirer.   The consolidated financial statements as of December 31, 2018 are presented under successor entity reporting and include the balance sheets of High Sierra and the Company, and the results of operations and cash flows of High Sierra from August 6, 2018 (inception) through December 31, 2018.  The merger was completed on December 31, 2018 and the results of operations and cash flows of the Company are considered insignificant.

High Sierra is a start-up that develops patents and other products used in the processing of cannabis, including industrial hemp, and currently are licensing these technologies to companies in the industry.  The Company will likely incur research and development expenses in the future, and intends to develop a policy regarding the same.

Basis of presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

The Company consolidates its subsidiaries (High Sierra Technologies, Inc., a Nevada corporation, and Gulf Acquisition, Inc., a Utah corporation) in accordance with ASC 810, and specifically ASC 810-10-15-8 which states, "[t]he usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, or over 50% of the outstanding voting shares of another entity is a condition pointing toward consolidation." All inter-company transactions have been eliminated during consolidation.

HIGH SIERRA TECNOLOGIES, INC. AND SUBSIDIARIES

(FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.)

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and December 31, 2018

Concentration of Risk

The Company places its cash and temporary cash investments with established financial institutions.  At times, such cash and investments may be in excess of the FDIC insurance limit.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Intangibles with Finite Lives

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Property, Plant and Equipment, where applicable to all long lived assets. FASB ASC 360-10 addresses accounting and reporting for impairment and disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with FASB ASC 360-10. FASB ASC 360-10 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

The Company does not amortize any intangible assets with finite lives.

Goodwill and intangible assets are reviewed for potential impairment whenever events or circumstances indicate that their carrying amounts may not be recoverable.  Management determined an impairment adjustment related to these intangibles was necessary at December 31, 2018 in the amount of $7,683 due to the uncertainty in the realization of the intangible value of these assets.

HIGH SIERRA TECNOLOGIES, INC. AND SUBSIDIARIES

(FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.)

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and December 31, 2018

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Advertising

Advertising costs are expensed as incurred.  Advertising expenses for the three months ended March 31, 2019 were $0.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices for identical assets and liabilities in active markets;

Level 2 — Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Emerging Growth Company Critical Accounting Policy Disclosure

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.   As an emerging grown company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has chosen to “opt out” of such extended transition period, and as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

HIGH SIERRA TECNOLOGIES, INC. AND SUBSIDIARIES

(FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.)

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and December 31, 2018

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Segments

The Company operates in several business segments, namely the businesses of (1) Product development, (2) Patent development, (3) Technology licensing and (4) Other services in the cannabis segment which includes industrial hemp.

Loss Per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of March 31, 2019.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or

HIGH SIERRA TECNOLOGIES, INC. AND SUBSIDIARIES

(FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.)

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and December 31, 2018

NOTE 2 – Intangibles

During the period from inception to December 31, 2018, the Company acquired certain provisional patents and other rights for common stock in the Company for a value of $7,683.  The Company has impaired the value of these patents due to not being able to determine the value of the items acquired.

NOTE 3 – Income Taxes

The Company adopted the provisions of ASC 740-10. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740-10 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of income.

The Company has no unrecognized tax benefit, which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the three months ended March 31, 2019.

We classify interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of December 31, 2018, we had no accrued interest or penalties related to uncertain tax positions.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

HIGH SIERRA TECNOLOGIES, INC. AND SUBSIDIARIES

(FORMERLY KNOWN AS GULF & ORIENT STEAMSHIP COMPANY, LTD.)

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and December 31, 2018

The components of deferred income tax assets (liabilities) at March 31, 2019, were as follows:

	Balance	Rate	Tax
Federal loss carryforward	$ 99,348	21%	$ 20,863
Valuation allowance			(20,863)
Deferred tax asset			$ -

Due to the passage of the “Tax Cuts and Jobs Act” on December 20, 2017 the rate of the U.S. Federal Income Tax dropped from 34% to 21%, which is a flat percentage tax rate used for the calculation of the deferred income tax assets.

The new law also changes the rules on NOL carry forward. The 20-year limitation was eliminated, giving the taxpayer the ability to carry forward losses indefinitely. However, utilization of NOL carry forwards arising after January 1, 2018, will now be limited to 80 percent of taxable income.

NOTE 4 – Capital Changes

Common Stock

On December 31, 2018 we entered into a Share Exchange Agreement (the “Agreement”) with High Sierra Technologies, Inc., a Nevada corporation (“High Sierra”) and all of the shareholders of High Sierra, pursuant to which we acquired 100% of the issued and outstanding shares of common stock of High Sierra (the “Share Exchange” or “Acquisition”).  The Acquisition of High Sierra was consummated on the same date, and High Sierra is now a wholly-owned subsidiary of the Company. The names of the shareholders of High Sierra are listed in the Agreement, a copy of which is attached to our Form 8-K Current Report filed with the SEC on January 2, 2019 as Exhibit 2.1. As consideration for the Share Exchange, we issued a total of 15,433,025 shares of our common stock to the High Sierra shareholders.

The Company issued 15,433,025 shares of its common stock at $.001 per share for a total of $25,083 during the period ended December 31, 2018 of which $12,250 was paid for in cash, $7,683 was paid by the contribution of certain intangibles, $5,150 was for services.

NOTE 5 – Contingencies and Commitments and Legal Matters Agreement and Plan of Merger

Management of the Company has conducted a diligent search and concluded that there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed.

At the report date, the Company had no material unrecorded contingencies.

NOTE 6 – Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2019 through the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statement other than the events described immediately below.

On May 13, 2019, High Sierra Nevada entered into a five (5) year Agricultural Lease with John Mentaberry.  The lease is on a 200-acre parcel of farm land located in McDermitt, Nevada which includes the rights to use any and all water rights associated with this land for the Company’s industrial hemp growing operation.  According to the lease terms, the Lessor will receive an annual participation bonus of 15% of the gross crop yield from the leasehold property as the fee for the lease.  Gross Crop Yield being defined as either the raw product, by dry weight, of the total amount of the crop actually harvested from the Property or the actual net cash amount, after all expenses derived from the growing, processing and sale of said crop actually harvested from the property but excluding those costs that are the Lessee’s Obligations.

On May 29, 2019, the Company issued 100,000 shares of its common stock to Rainer Busch pursuant to a Consulting and Confidentiality Agreement.  The shares issued to Mr. Busch were issued as compensation for consulting services relating to strategic planning and technical assistance related to the processing of industrial hemp.  These services have been provided by Mr. Busch.

On May 29, 2019, the Company issued 100,000 shares of its common stock to Unigenics Global, Ltd. The shares issued to Unigenics Global, Ltd. were issued pursuant to a Seed Purchase Agreement dated May 23, 2019.  Under the Seed Purchase Agreement, High Sierra Nevada purchased 200 pounds of hemp seed for $130,000 and 100,000 shares of the Company’s common stock.  A cash payment of $10,000 was made upon delivery of the seed, and the balance is due when the Company’s public offering of stock is substantially completed.

In June 2019, the Company entered into a month to month sublease agreement to acquire some office space.  The office is approximately 218 square feet.  The sublease payment is $420 per month and includes the office space and all utilities except for phone/fax/internet.

In June 2019, the Company entered into a Virtual Conference Series Agreement with Livingston Services LLC, which hosts subscription-based webinars that feature speakers from various companies and industries. Speakers may cover several topics such as; innovations in industry; general market conditions as well as developments in their company.  The webinars provide opportunities for discussion, networking and exploring possible strategic alliances. Pursuant to this agreement, the Company will pay $6,000, in six equal installments of $1,000 each month and 20,000 shares of the Company’s unregistered shares for these services.

On June 6, 2019, the Company borrowed $50,000 from Larry Mamey and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later.

On June 15, 2019, the Company entered into a Consulting and Confidentiality Agreement with John Mentaberry to manage the industrial hemp growing operations on the leased property. The term of the Consulting and Confidentiality Agreement lasts until December 31, 2019 and is automatically renewed for one-year terms unless either party gives notice to the other of their intention not to renew.  Under the Consulting Agreement the Company paid advance payments of $31,000 to Mr. Mentaberry and agreed to pay a monthly payment of $2,000 per month and reimburse the consultant’s reasonable expenses.

On July 10, 2019, the Company borrowed $50,000 from Or Crown Auto and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later.

On July 17, 2019 the Company borrowed $2,500 from our current President and director, Vincent C. Lombardi, and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later.

On July 30, 2019, the Company borrowed $50,000 from Biored, N.V., a Belgian corporation, and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later.  The Company may seek additional loans from third parties in the near future on the same or similar terms.

On July 31, 2019, the Company borrowed $50,000 from Leland A. and Terri L. Martineau and entered into an unsecured promissory note which bears interest at nine percent (9.0%) per annum and is due six (6) months later.   The promissory note to the Martineaus also contains an assignment of a 3.0% interest in the Gross Crop Yield from the Company's 2019 hemp crop in McDermitt, Nevada.

The Company purchased farming and harvesting equipment from Campbell Tractor & Implement in Nampa, Idaho used in the planting of the industrial hemp seeds and equipment which will be used in the harvesting of the industrial hemp crops.  Such equipment includes the following: (a) seed planting machine purchased April 22, 2019 for $35,000; (b) disk purchased May 17, 2019 for $7,500; and (c) a windrower purchased July 30, 2019 for $56,500.  The Company also has purchased a combine from USA Hemp Company in Molalla, Oregon on July 18, 2019 to be used in the harvesting of industrial hemp. These equipment items have been fully paid for by the Company except for a payment of $37,500 which is due to be made on the combine in a few weeks when it is delivered.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses are estimated below. The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$1,818.15
Blue sky fees and expenses*	2,500
Printing and related expenses*	1,500
Legal fees*	20,000
Accounting fees and expenses*	1,000
Transfer Agent fees*	2,500
Miscellaneous*	3,000
TOTAL	$32,318.15

*	Estimated

Item 14. Indemnification of Directors and Officers.

Section 7-109-102 of the Colorado Revised Statutes provides that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if: (a) the person's conduct was in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests; and (ii) in all other cases, that such conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.  Notwithstanding the foregoing, a Colorado corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Section 7-109-103 of the Colorado Revised Statutes provides that unless limited by its articles of incorporation, a Colorado corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

Section 7-109-104 of the Colorado Revised Statutes provides that a Colorado corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes to the corporation a written affirmation of the director's good-faith belief that the director has met the standard of conduct described in section 7-109-102; (b) the director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

Section 7-109-105 of the Colorado Revised Statutes provides that unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: (a) if it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and (b) if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106 of the Colorado Revised Statutes provides that: (1) A Colorado corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1)(a) and (1)(b) are received and the determination required by section 7-109-104 (1)(c) has been made. (2) The determinations required by subsection (1) of this section shall be made: (a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or (b) if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.  (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made: (a) by independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or (b) by the shareholders. (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107 of the Colorado Revised Statutes provides that: unless otherwise provided in the articles of incorporation: (a) an officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director; (b) a corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and (c) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108 of the Colorado Revised Statutes provides that a Colorado corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109 of the Colorado Revised Statutes provides that: (1) a provision treating a Colorado corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation. (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

Section 7-109-110 of the Colorado Revised Statutes provides that if a Colorado corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

The Company’s Amended and Restated Articles of Incorporation provide for indemnification of directors and officers of the Company substantially similar in scope to that permitted under the Colorado Law. Such Amended and Restated Articles of Incorporation authorize payment of a director’s or officer’s expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Company.  The Company’s Amended and Restated Articles of Incorporation also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability

Additionally, in the future, we may purchase and maintain insurance on behalf of the Company and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage we ultimately obtain. Neither our Bylaws nor our Amended and Restated Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following table provides information about all shares of common stock that we have sold during the calendar years ended December 31, 2016, 2017, and 2018, during the three months ended March 31, 2019, and since then which were not registered under the Securities Act:

Name of Purchaser	Date	Number of Shares	Consideration	Transaction
Vincent C. Lombardi	12/31/18	7,783,025	Note 1	Note 1
Gregg W. Koechlein	12/31/18	3,250,000	Note 1	Note 1
Mykhaylo Bardshov	12/31/18	350,000	Note 1	Note 1
Kenny L. De Meirleir	12/31/18	1,800,000	Note 1	Note 1
Leonard Burningham	12/31/18	500,000	Note 1	Note 1
Fred Schiemann	12/31/18	200,000	Note 1	Note 1
Karen Schlauch	12/31/18	50,000	Note 1	Note 1
Amee Han Lombardi	12/31/18	150,000	Note 1	Note 1
Amee Han Lombardi C/F Nicholas Lombardi Under Nevada Uniform Transfer to Minors Act	12/31/18	150,000	Note 1	Note 1
Glenn Miller	12/31/18	100,000	Note 1	Note 1
Kenneth W. Hunter	12/31/18	100,000	Note 1	Note 1
Don Schroeder	12/31/18	500,000	Note 1	Note 1
Redhika Subramanian	12/31/18	400,000	Note 1	Note 1

Name of Purchaser	Date	Number of Shares	Consideration	Transaction
Timothy Bailey	12/31/18	50,000	Note 1	Note 1
Richard Bailey	12/31/18	50,000	Note 1	Note 1
Michael Vardakis	12/31/18	1,087,525	$21,750	cash
Melissa Ladakis	12/31/18	120,000	$2,400	services
Lynette Kelch	12/31/18	30,000	$600	services
Biored, N.V., a Belgian corporation	12/31/18	1,800,000	$514,500	Promissory Note Conversion
Unigenics Global, Ltd.	05/29/19	100,000	Note 2	Note 2
Rainer Busch	05/29/19	100,000	Note 3	Note 3

Note 1:  On December 31, 2018 the Company acquired High Sierra Nevada in a stock for stock exchange in which the 15 High Sierra Nevada stockholders exchanged their 15,433,025 aggregate shares of High Sierra Nevada common stock (representing 100% of the issued and outstanding High Sierra Nevada shares) for 15,433,025 shares of the Company’s common stock on a one (1) for one (1) share basis.  Each stockholder received shares of the Company’s common stock which are equal in number to the shares of the High Sierra Nevada stock that he transferred to the Company in the exchange.

Note 2:  These shares were issued pursuant to a Seed Purchase Agreement entered into by and between the Company and Unigenics Global, Ltd.

Note 3:  These shares were issued for consulting services previously rendered by Mr. Busch.

For Biored, N.V. (a non-U.S. purchaser), we believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act pursuant to Regulation S of the SEC. We believe that the offer and sale of securities to the other shareholders named above was exempt from the registration requirements of the Securities Act pursuant to Sections 4(a)(2) and 4(a)(6) thereof, and Rule 506 of Regulation D of the SEC and from various similar state exemptions, due to the limited number of recipients and the Company’s reasonable belief of their status as accredited or sophisticated investors. Neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

Item 16. Exhibits

Exhibit Number	Description (1)
3.1	Articles of Incorporation filed May 9, 1996
3.2	Amended and Restated Articles of Incorporation filed March 28, 2019
3.3	Bylaws
5	Revised Opinion of Anderson, Call & Wilkinson, P.C., regarding legality of securities being offered in primary offering and secondary offering
10.1	Agreement with Livingston Securities LLC dated June 2019
10.2	Consulting and Confidentiality Agreement with John Mentaberry dated June 15, 2019
10.3	Promissory Note with Larry Mamey dated June 6, 2019
10.4	Promissory Note with Or Crown Auto dated July 10, 2019
10.5	Promissory Note with Vincent C. Lombardi dated July 17, 2019
10.6	Agricultural Lease with John Mentaberry dated May 13, 2019
10.7	Seed Purchase Agreement with Unigenics Global Ltd. dated May 23, 2019
10.8	Promissory Note with Leland A. or Terri L. Martineau dated July 31, 2019
10.9	Promissory Note with Biored N.V., a Belgian corporation, dated July 30, 2019
10.10	Purchase Order with Campbell Tractor & Implement for Seed Planter dated April 22, 2019

Exhibit Number	Description (1)
10.11	Equipment Invoice with Campbell Tractor & Implement for Disk dated May 17, 2019
10.12	Purchase Order with Campbell Tractor & Implement for Windrower dated July 30, 2019
10.13	Invoice from USA Hemp Company for a Combine dated July 18, 2019
14	Code of Ethics
23.1	Consent of Counsel (Anderson, Call & Wilkinson, P.C.) (2)
23.2	Consent of Independent Registered Public Accounting Firm (Pinnacle Accountancy Group of Utah)

(1) Summaries of all exhibits contained within this registration statement are modified in their entirety by reference to these Exhibits.

(2) Included in Exhibit 5.

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter)  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

	(iii)	Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of  any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, Nevada, on the 6th day of August, 2019.

High Sierra Technologies, Inc.

Date: August 6, 2019	By:	/s/ Vincent C. Lombardi
Vincent C. Lombardi
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures/Title	Date

/s/ Vincent C. Lombardi	August 6, 2019
Vincent C. Lombardi, President, Chief Executive Officer and Director

/s/ Gregg W. Koechlein	August 6, 2019
Gregg W. Koechlein, Secretary/Treasurer, Chief Financial Officer, Chief Operating Officer and Director

SEC/1271